Exhibit 10.1

THIRD AMENDED AND RESTATED LOAN AGREEMENT

among

ONE LIBERTY PROPERTIES, INC.,

as Borrower

and

VNB NEW YORK, LLC,
as successor by merger to VNB New York Corp., as assignee of Valley National Bank,
Merchants Bank Division,

BANK LEUMI USA,

PEOPLE’S UNITED BANK,

MANUFACTURERS AND TRADERS TRUST COMPANY,

and

THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Lenders

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Administrative Agent

Dated: November 9, 2016

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SCHEDULE 1 - Lenders
SCHEDULE 1.01 - Guarantors
SCHEDULE 3.01(u) - Commitment Fees
SCHEDULE 4.01(a) - Subsidiaries
SCHEDULE 4.01(f) - Material Events
SCHEDULE 4.01(r) - Lien Priority
SCHEDULE 4.01(s) - Credit Agreements, etc.
SCHEDULE 5.02(a) - Liens
SCHEDULE 5.02(b) - Debt
SCHEDULE 5.02(i) - Guaranties

EXHIBIT A – Revolving Credit Note
EXHIBIT B – Form of Borrowing Notice
EXHIBIT C – Form of Assignment and Assumption Agreement
EXHIBIT D – Portfolio of Real Estate Investments
EXHIBIT E – Forms of Certificate of No Default and Computation of Covenant Compliance
EXHIBIT F – Form of Borrowing Base Certificate

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THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT made as of November 9, 2016 by and among (1) ONE LIBERTY PROPERTIES, INC., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (“Borrower”), (2) VNB NEW YORK, LLC, a New York limited liability company (as successor by merger to VNB New York Corp., as assignee of Valley National Bank, Merchants Bank Division), as a lender, having an office at 1 Penn Plaza, 29th Floor, New York, New York 10119 (“VNB”), (3) BANK LEUMI USA, as a lender, having an office at 579 Fifth Avenue, New York, New York 10017 (“Leumi”), (4) MANUFACTURERS AND TRADERS TRUST COMPANY, as a lender, having an office at 350 Park Avenue, New York, New York 10022 (“M&T”), (5) PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a lender, having an office at 100 Motor Parkway, Suite 160, Hauppauge, NY 11788 (“People’s Bank”) and (6) MANUFACTURERS AND TRADERS TRUST COMPANY, as administrative agent (together with its successors and assigns, “Administrative Agent”) on behalf of the Lenders (as hereinafter defined).

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Action Notice” shall have the meaning assigned to such term in Section 9.15(b) hereof.

“Adjusted LIBOR Rate” shall mean for any LIBOR Interest Period applicable to any LIBOR Rate Loan, the rate per annum for deposits fixed by the ICE Benchmark Administration (or any successor to or substitute thereof providing rate quotations comparable to those currently provided thereby) in the London interbank market, for a period of time comparable to such LIBOR Interest Period, in U.S. Dollars as it appears on the Dow Jones Telerate Service page 3750 (or such other pages as may replace page 3750 on that service or such other recognized quoting service or commonly available source generally utilized by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 a.m. London time on the day that is two (2) Business Days prior to the beginning of such LIBOR Interest Period; provided, however, if the rate described above does not so appear on any applicable interest determination date, the Adjusted LIBOR Rate shall be the rate for deposits in dollars for a period substantially equal to the interest period on the Reuters Page LIBO (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the beginning of such LIBOR Interest Period; provided that if such London interbank offered rate shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Net Operating Income” shall mean the base rent of all properties that are subject to the applicable covenant being tested less operating expenses and an assumed two (2%) percent management fee allowance.

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“Affiliate” shall mean, as to any Person: (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of, or five (5%) percent or more of the equity interest in, such Person, excluding institutional investors that file under section 13(g) of the Securities and Exchange Act of 1934, as amended; or (iii) a Person five (5%) percent or more of the voting stock of which, or five (5%) percent or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of calculating the Required Balances required in Section 2.09 hereof, executive officers of Borrower and Persons controlled by such executive officers shall be considered Affiliates.

“Agent Discretion Standard” shall have the meaning assigned to such term in Section 9.15(b) hereof.

“Agreement” shall mean this Third Amended and Restated Loan Agreement, as amended, supplemented or modified from time to time.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Law” shall mean any U.S. State or Federal law relating to terrorism, money laundering or any related seizure, forfeiture or confiscation of assets, including: (a) Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the Executive Order); (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), Public Law 107-56; and (c) the Money Laundering Control Act of 1986, Public Law 99-570.

“Applicable Margin” shall mean, with respect to each calendar quarter, the following percentage points, (a) determined in accordance with the following table from information provided to Administrative Agent in the compliance certificate delivered for such calendar quarter on the Compliance Certificate Delivery Date applicable to such calendar quarter and (b) reset for such calendar quarter on the Applicable Margin Reset Date applicable to such calendar quarter; provided, however, that notwithstanding the foregoing, in the event Borrower is required to deliver a new compliance certificate for such calendar quarter in accordance with the terms of Section 5.01(b)(vi)(B)(2) hereof, then (i) the Applicable Margin for such calendar quarter shall be (A) re-calculated as of the delivery date of such new compliance certificate and (B) deemed effective retroactive as of the Applicable Margin Reset Date applicable to such calendar quarter and (ii) (x) Borrower shall promptly pay to Administrative Agent any interest owed to Lenders as a result of such recalculation of the Applicable Margin or (y) Administrative Agent shall credit Borrower for any over-payment of interest as a result of such recalculation of the Applicable Margin, as applicable:

Ratio of Total Debt to Total Value (expressed as a percentage)	Applicable Margin
Greater than 65%	3.00%
Equal to or less than 65%, but greater than 60%	2.75%
Equal to or less than 60%, but greater than 55%	2.50%
Equal to or less than 55%, but greater than 50%	2.00%
Equal to or less than 50%	1.75%

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“Applicable Margin Reset Date” shall mean, with respect to each calendar quarter, the first Business Day of the month immediately following the month in which the Compliance Certificate Delivery Date applicable to such calendar quarter occurs.

“Approving Lenders” shall have the meaning assigned to such term in Section 9.03 hereof.

“Assignee” shall have the meaning assigned to such term in Section 8.01(b) hereof.

“Assignment and Assumption Agreement” shall mean and Assignment and Assumption Agreement between a Lender and Assignee, substantially in the form set forth on Exhibit C hereof with changes as are acknowledged and approved by Administrative Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning set forth in Section 8.02 hereof.

“Borrowing Base” shall mean as of any date of determination, an amount equal to 65% of the Total Unsecured Value; provided, that, in determining the Borrowing Base, (i) if the value of any single Unencumbered Property constitutes more than twenty percent (20%) of the Total Unsecured Value, then the value of such Unencumbered Property in excess of twenty percent (20%) of the Total Unsecured Value shall be excluded from the Borrowing Base and (ii) if the value of any Related Tenant Unencumbered Property Group shall constitute more than twenty percent (20%) of the Total Unsecured Value then, unless the tenant(s) in such Related Tenant Unencumbered Property Group are each rated AA by Standard & Poor’s Corporation or its equivalent rating by another rating agency acceptable to Administrative Agent, the Total Unsecured Value of such Related Tenant Unencumbered Property Group in excess of twenty percent (20%) shall be excluded from the Borrowing Base to the extent the property(ies) in question are owned directly by the applicable tenant failing to meet such minimum rating (and not by an affiliated tenant in such Related Tenant Unencumbered Property Group that in fact satisfies such test).

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“Borrowing Base Certificate” shall have the meaning set forth in Section 5.01(b) of the Agreement.

“Borrowing Notice” shall have the meaning set forth in Section 2.06 hereof.

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in New York City and in the case of LIBOR Rate Loans, also a day which is a London Business Day.

“Capital Lease” shall mean a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

“Collateral” shall have the meaning set forth in the Pledge Agreement.

“Commitment” shall mean the amount set forth on Schedule 1 with respect to each Lender’s obligation to make Revolving Credit Loans to Borrower pursuant to the terms and subject to the conditions of this Agreement.

“Commitment Percentage” shall mean with respect to each Lender, the percentage set forth on Schedule 1 as such Lender’s percentage of the aggregate Commitments of all of the Lenders.

“Compliance Certificate Delivery Date” shall have the meaning set forth in Section 5.01(b)(vi) hereof.

“Consolidated EBITDA” shall mean the Consolidated Net Income (or Deficit) of Borrower and its Subsidiaries for any period, plus acquisition costs, depreciation, property impairment charges not to exceed $7,500,000 (measured quarterly for the prior 12 month period) and after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, to the extent such items were deducted from gross income to calculate Consolidated Net Income, as determined in accordance with GAAP.

“Consolidated Net Income (or Deficit)” shall mean the consolidated net income (or deficit) of Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

“Consolidated Total Interest Expense” shall mean for any period, the aggregate amount of interest required to be paid or accrued by Borrower and its Subsidiaries during such period on all Debt of Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

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“Corporate Guarantor” or “Corporate Guarantors” shall mean each of, or all of, as the context requires, those Corporate Guarantors, if any, set forth on Schedule 1.01 annexed hereto.

“Costs” shall have the meaning set forth in Section 9.05 hereof.

“Credit Period” shall have the meaning set forth in Section 2.01 hereof.

“Debt” shall mean, as to any Person: (i) all indebtedness or liability of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (including trade obligations); (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) all obligations of such Person under letters of credit issued for the account of such Person; (vi) all obligations of such Person arising under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) all obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under interest rate protection and similar agreements; (x) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; (xi) indebtedness of any partnership of which such Person is a general partner; and (xii) all other liabilities recorded as such, or which should be recorded as such, on such Person’s financial statements in accordance with GAAP.

“Debt Service” shall mean all scheduled interest payments due within twelve (12) calendar months from any calculated period that become due and payable pursuant to any agreement or instrument to which Borrower, Guarantor or any of its Subsidiaries is a party, but excluding from the calculation therefrom, (i) the amount of any principal payment due under this Agreement at the Maturity Date and (ii) the amount by which any principal payment due at the maturity date of any other agreement exceeds the regularly scheduled payment of principal due thereunder.

“Default” shall mean any of the events specified in Section 6.01 hereof, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

“Defaulting Lender’s Interest” shall have the meaning set forth in Section 9.16(b) hereof.

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“Default Rate” shall mean in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate of interest per annum during the period commencing on the due date thereof until such Loans are paid in full equal to (a) in respect of the principal amount of Floating Rate Loans, 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin, and (b) in respect of the principal amount of LIBOR Rate Loans, 3% in excess of the Adjusted LIBOR Rate in effect thereon at the time of such default plus the Applicable Margin until the end of the then current LIBOR Interest Period therefor and, thereafter, 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin; and in respect of other amounts payable by any Borrower hereunder (including interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 3% in excess of the Prime Rate as in effect from time to time plus the Applicable Margin, but in each case, in no event in excess of the maximum rate permitted by applicable law.

“Disapproving Lenders” shall have the meaning set forth in Section 9.03 hereof.

“Dividends” shall mean, with respect to any Person, (i) any dividend (whether payable in cash, stock, other equity or debt instrument or in assets), (ii) the purchase, redemption, retirement or other acquisition for value of any of such Person’s capital stock now or hereafter outstanding, (iii) the making of any distribution of assets to such Person’s stockholders as such, whether in cash, assets, or in obligations of such Person, (iv) the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of such Person’s capital stock or (v) the making of any other distribution by reduction of capital or otherwise in respect of any share of such Person’s capital stock.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any of the following (but excluding Borrower, Guarantor, or any Affiliate or Subsidiary of Borrower or any Guarantor):

(a)  a commercial bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;

(b)  a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $1,000,000,000, calculated in accordance with generally accepted accounting principles;

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(c)  a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;

(d)  the central bank of any country which is a member of the OECD;

(e)  any other assignee that, in the reasonable judgment of Administrative Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Loan, or in purchasing, investing in or otherwise holding such loans, having a financial net worth of at least $1,000,000,000 and

(f)  any non-Defaulting Lender or any affiliate, subsidiary or parent of any non-Defaulting Lender, provided that such affiliate, subsidiary or parent has a tangible net worth in excess of $1,000,000,000 calculated in accordance with generally accepted accounting principles.

“Encumbered Property” or “Encumbered Properties” shall mean a Property or Properties encumbered by a security interest, mortgage or any other Lien upon or charge against or interest in the property to secure payment of a debt or performance of an obligation.

“Equity Interests” shall mean all securities, shares, units, options, warrants, interests, participations, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall mean any of the events specified in Section 6.01 hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

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“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to M&T on such day on such transactions as determined by Administrative Agent.

“Fixed Charges” shall mean, for any period of time, (1) Consolidated Total Interest Expense plus (2) Preferred Dividend Expense due within twelve (12) calendar months from any calculated period that becomes due and payable pursuant to any agreement or instrument to which Borrower, Guarantor or any of its Subsidiaries is a party, but excluding from the calculation therefrom, (i) the amount of any principal payment due under this Agreement at the Maturity Date and (ii) the amount by which any principal payment due at the maturity date of any other agreement exceeds the regularly scheduled payment of principal due thereunder.

“Floating Rate” shall mean a rate of interest equal to the Prime Rate plus the Applicable Margin.

“Floating Rate Loans” mean collectively, all Loans bearing interest at the Floating Rate.

“GAAP” shall mean Generally Accepted Accounting Principles.

“Generally Accepted Accounting Principles” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board (“FASB”) or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between Borrower and Administrative Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to Administrative Agent, of the independent accountants selected by Borrower and approved by Administrative Agent for the purpose of auditing the periodic financial statements of Borrower.

“General Partnership Guarantor” or “General Partnership Guarantors” shall mean each of, or all of, as the context requires, those General Partnership Guarantors, if any, set forth on Schedule 1.01 annexed hereto.

“Guarantor” or “Guarantors” shall mean each of, or all of, as the context requires, those Corporate Guarantors, Limited Liability Company Guarantors, General Partnership Guarantors and Limited Partnership Guarantors set forth on Schedule 1.01, and any other Person which is required to guarantee the obligations of Borrower in accordance with Section 5.01(m)(i) hereof.

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“Guaranty” or “Guaranties” shall mean that certain Unlimited Guaranty and any guaranty or guaranties, including any joinder to the Unlimited Guaranty, required to be executed and delivered by a Guarantor or Guarantors pursuant to Section 3.01(k) and Section 5.01(m)(i) hereof, which guaranty or guaranties shall be in the form of a joinder to the Unlimited Guaranty or otherwise in substantially the same form as the Unlimited Guaranty.

“Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications or interpretations promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

“Institutional Lender” is any bank, savings bank, savings and loan association, trust company, credit union, insurance company or finance company nationally recognized such as General Motors Acceptance Corporation and General Electric Credit Corporation.

“Interest Payment Date” shall mean the first Business Day of each month.

“Investment” shall mean any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business and except for limited guaranties executed in connection with non-recourse mortgage financing) and (i) any purchase of any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

“Judgment Amount” shall have the meaning set forth in Section 9.15(c) hereof.

“Lender” shall mean each of, or as the context requires, all the Lenders as set forth on Schedule 1.

“Lender Advance” shall have the meaning set forth in Section 9.11(a) hereof.

“Lender Interest Rate” shall have the meaning set forth in Section 9.11(b) hereof.

“LIBOR Based Rate” shall mean a rate of interest on the Libor Rate Loans equal to the Adjusted LIBOR Rate plus the Applicable Margin.

“LIBOR Interest Period” shall mean a period of one month duration during which the LIBOR Based Rate is applicable.

“LIBOR Rate Loans” shall mean collectively, all Loans bearing interest at the LIBOR Based Rate.

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“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance (other than utility easements, reciprocal easement agreements, party-wall agreements and similar items in the ordinary course of business), lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

“Limited Liability Company Guarantor” or “Limited Liability Company Guarantors” shall mean each of, or all of, as the context requires, those Limited Liability Company Guarantors, if any, set forth on Schedule 1.01.

“Limited Partnership Guarantor” or “Limited Partnership Guarantors” shall mean each of, or all of, as the context requires, those Limited Partnership Guarantors, if any, as set forth on Schedule 1.01.

“Loan” or “Loans” shall mean one or more, as the context requires, of the Revolving Credit Loans.

“Loan Documents” shall mean this Agreement, the Note, the Guaranties, the Pledge Agreement and any other document executed or delivered pursuant to this Agreement.

“London Business Day” shall mean any day on which commercial banks are open for international business in London.

“Material Adverse Change” shall mean, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of such Person or (ii) any event or occurrence which could have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

“Maturity Date” shall have the meaning assigned to such term in Section 2.07(a) hereof.

“Multiemployer Plan” shall mean a Plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

“Net Worth” shall mean the amount by which all the assets of Borrower, as determined in accordance with GAAP, at any given time exceed the liabilities.

“New Encumbered Properties” shall mean Encumbered Properties acquired by Borrower, a Guarantor or a subsidiary of Borrower or a Guarantor or through a Venture Interest that they have owned for less than one year.

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“New Unencumbered Properties” shall mean unencumbered properties acquired by Borrower, a Guarantor or a Subsidiary of Borrower or a Guarantor or through a Venture Interest that they have owned for less than one year.

“Note” shall mean each Revolving Credit Note.

“Obligations” as used throughout this instrument shall mean all indebtedness, obligations and liabilities, direct or indirect, absolute or contingent, joint, several, or independent, secured or unsecured, liquidated or unliquidated, contractual or tortious, of Borrower, due or to become due, now existing or hereafter arising or incurred by Borrower, and now or hereafter payable to or held by Administrative Agent and/or the Lenders, each for its own account or as agent for another or others, whether created directly or acquired by assignment, participation or otherwise, and whether incurred as primary debtor, co-maker, surety, endorser, guarantor or otherwise.

“Operating Expense Loan” shall mean a Loan made by Lenders to Borrower for the purpose of financing the costs of Borrower’s operations including, but not limited to, the operation, maintenance and/or repair of a Property or reimbursing Borrower for such costs of operations, maintenance and/or repair.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Participant” shall have the meaning assigned to such term in Section 8.01(a) hereof.

“Participant Register” shall have the meaning assigned to such term in Section 8.01(a) hereof.

“Participations” shall have the meaning assigned to such term in Section 8.01(a) hereof.

“Permitted Investments” shall mean: (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00 other than such time certificates of deposit with the Lenders; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody’s Investor Services, Inc. or Standard & Poor’s Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody’s Investor Services, Inc. or A-1 or better by Standard & Poor’s Corporation; (vi) the fee or leasehold interest in (or a mortgage/deed of trust encumbering) retail, office, industrial, multi-family residential and other commercial real estate located in the 48 contiguous United States; (vii) investments by Borrower in its Subsidiaries, (viii) investments in stock of real estate investment trusts listed on a nationally recognized stock exchange in an aggregate amount not exceeding $10,000,000.00, (ix) investments in an aggregate amount not exceeding $37,500,000.00 in Venture Interests (as shown on Borrower’s financial statements) in Persons owning Properties provided however, that Borrower or Subsidiary shall have management authority, equivalent to a manager of a limited liability company, in the Persons owning the Properties, and (x) time certificates of deposit issued by the Lenders.

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“Person” shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a federal, state or local government, or a political subdivision thereof, or any agency of such government or subdivision.

“Plan” shall mean any employee benefit plan established, maintained, or to which contributions have been made by, Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 8.02 hereof.

“Pledge Agreement” shall mean that certain Third Amended and Restated Pledge Agreement dated as of the date hereof made by Borrower in favor of Administrative Agent on behalf of the Lenders, as the same may be modified, amended, supplemented, restated or replaced from time to time, including pursuant to Section 3.01(l) or Section 5.01(m)(ii) hereof.

“Preferred Dividend Expense” shall mean, for any period, the aggregate of all distributions made on preferred stock or other preferred beneficial interest of Borrower, Guarantors and their respective Subsidiaries.

“Prime Rate” means the rate of interest stated by Administrative Agent to be its prime rate, reference rate or base rate in effect from time to time; each change in said rate shall be effective as of the date of such change.

“Pro Rata Share” shall mean the ratio, expressed as a percentage of (a) the principal amount of the outstanding principal balance of the Loan attributable to such Lender, as adjusted for any advances, Special Advances and any repayments of principal received by such Lender pursuant to this Agreement, to (b) the then outstanding aggregate principal amount of the Loan.

“Prohibited Transaction” shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

“Property” or “Properties” mean commercial real property in which (i) Borrower, Guarantor and/or Subsidiary owns a fee or leasehold interest, or (ii) Borrower, Guarantor and /or Subsidiary owns a Venture Interest in a Person that owns a fee or leasehold interest.

“Proposed Funding Date” shall have the meaning assigned to such term in Section 9.11(a) of

“Provided Information” shall have the meaning assigned to such term in Section 8.01(f) hereof.

“Purchase Price” shall have the meaning assigned to such term in Section 9.03 hereof.

“Real Estate Acquisition Information” shall mean copies and abstracts of any and all information relating to any of the Properties including but not limited to appraisals, financial information, rent rolls, lease abstracts and any such other information as requested by Administrative Agent in its sole and absolute discretion and in the possession of Borrower, Guarantor and/or Subsidiary.

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“Regulation D” shall mean Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

“Regulation T” shall mean Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

“Regulation U” shall mean Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

“Regulation X” shall mean Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

“Related Tenant Unencumbered Property Group” shall mean any group of single tenant Unencumbered Properties leased by the same tenant (or any affiliates of such tenant).

“Renovation Expense Loan” means a Loan made by Lender to Borrower for the sole purpose of financing the cost of improving a Property or a structure on a Property or reimbursing Borrower for the costs of such improvements.

“Reportable Event” shall mean any of the events set forth in Section 4043 of ERISA.

“Required Lenders” shall mean, as of any date, (i) all Lenders if there are less than three (3) Lenders (which shall include the Lender then acting as Administrative Agent) or (ii) if there are three (3) or more Lenders (which shall include the Lender then acting as Administrative Agent), then Lenders having a Pro Rata Share of at least 71% of the aggregate principal amount of the Loan; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be re-determined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

“Reserve” shall mean for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to each Lender on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which such Lender is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which such Lender is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

“Reserve Percentage” shall mean for each Lender on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which such Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which such Lender is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for “Eurocurrency liabilities” as defined in Regulation D, in each case used to fund a LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

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“Restricted Party” shall mean any Person: listed in the Annex to the Executive Order or is otherwise subject to the provisions of the Executive Order; listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC; or (c) whose property has been blocked, or is subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity.

“Revolving Credit Loan” or “Revolving Credit Loans” shall be deemed a reference to Lenders’ Revolving Credit Loans as defined in Section 2.01 hereof.

“Revolving Credit Note” or “Revolving Credit Notes” shall be deemed a reference to each Lenders’ Revolving Credit Note as defined in Section 2.02 hereof, as the same may be supplemented, modified, renewed, substituted or restated from time to time.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SEC” shall mean The United States Securities and Exchange Commission.

“Servicer” shall have the meaning assigned to such term in Section 8.01(g) hereof.

“Servicing Fee” shall have the meaning assigned to such term in Section 9.17 hereof.

“Special Advance” shall have the meaning assigned to such term in Section 9.11(c) hereof.

“Subsidiary” shall mean, as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which one hundred percent (100%) of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture, of which one hundred percent (100%) of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

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“Syndication” shall have the meaning assigned to such term in Section 8.01(a) hereof.

“Tangible Net Worth” shall mean the amount by which all the assets of Borrower, less general intangibles or other intangible assets, including goodwill, patents, trademarks, copyrights, franchises, organization expenses, deferred expenses, unbilled rent receivables, as determined in accordance with GAAP, at any given time exceeds the liabilities (excluding intangible liabilities).

“Total Debt” shall mean Total Secured Debt plus Total Unsecured Debt.

“Total Secured Debt” shall mean all Debt of Borrower, the Guarantors and their respective Subsidiaries attributable to their Encumbered Properties.

“Total Secured Value” shall mean the value of Borrower’s, Guarantors’ and their respective Subsidiaries’ Encumbered Properties (other than New Encumbered Properties), calculated by capitalizing the Adjusted Net Operating Income thereof at a rate of 7.75%, plus the value of Borrower’s, Guarantors’ and their respective Subsidiaries’ New Encumbered Properties, calculated at the higher of (i) the capitalization of the Adjusted Net Operating Income thereof at a rate of 7.75% or (ii) the purchase price thereof, provided however that such Encumbered Property must be improved and have a positive cash flow.

“Total Unsecured Debt” shall mean all Debt of Borrower, Guarantors and their respective Subsidiaries other than Total Secured Debt.

“Total Unsecured Value” shall mean the value of Borrower’s, Guarantors’ and their respective Subsidiaries’ Unencumbered Properties (other than New Unencumbered Properties), calculated by capitalizing the Adjusted Net Operating Income thereof at a rate of 7.75%, plus the value of Borrower’s, Guarantors’ and their respective Subsidiaries’ New Unencumbered Properties, calculated at the higher of (i) the capitalization of the Adjusted Net Operating Income thereof at a rate of 7.75% or (ii) the purchase price thereof, provided however that such Unencumbered Property must be improved and have a positive cash flow.

“Total Value” shall mean Total Secured Value plus Total Unsecured Value.

“Unencumbered Properties” shall mean a Property or Properties unencumbered by any security interest, mortgage or any other Lien upon or charge against or interest in the Property to secure payment of a debt or performance of an obligation.

“Unlimited Guaranty” shall mean that certain Second Amended and Restated Unlimited Guaranty dated as of the date hereof made by the Guarantors from time to time party thereto in favor of Administrative Agent on behalf of Lenders, as the same may be modified, amended, supplemented, restated or replaced from time to time.

“Unused Facility Fee” shall have the meaning set forth in Section 2.11 hereof.

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“Venture Interest” shall mean as to any Person, any corporation, partnership, limited liability company or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which less than 100% but equal to or more than 25% of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company or joint venture, of which less than 100% but equal to or more than 25% of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Written-Off Subsidiary” shall mean a Subsidiary (other than a Subsidiary which is also a Guarantor) in which the assets of such Subsidiary have been written down to a net value of $0 on the consolidated books of Borrower or which Borrower notifies Administrative Agent that for the purpose of all calculations hereunder is to be deemed written off.

“Yield Maintenance Fee” shall have the meaning set forth in 2.07(g) hereof.

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”.

SECTION 1.03 Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

SECTION 1.04 Construction.

(a)  All references in this Agreement to “Sections” or “sub-sections” shall be deemed, unless otherwise noted, to be references to the Sections or sub-sections of this Agreement.

(b)  All references in this Agreement to an “Exhibit” or “Exhibits” or to a “Schedule” or “Schedules” shall be deemed, unless otherwise noted, to be references to the Exhibits and Schedules annexed to this Agreement.

(c)  All references to a Subsidiary shall be deemed, unless otherwise noted, to be references to a Subsidiary of Borrower or a Subsidiary of a Guarantor.

SECTION 1.05 Calculation of Financial Requirements. All calculations of Financial Requirements set forth in Section 5.03 hereof when referable to a Property or Properties of a Venture Interest shall be computed by applying the percentage interest owned by Borrower, Guarantor and/or Subsidiary to the applicable Accounting Term, Financial Requirement or other term, to be computed.

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ARTICLE II

AMOUNT AND TERMS OF THE LOANS

SECTION 2.01 Revolving Credit Loans. Each Lender agrees, on and after the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to Borrower, severally and not jointly, and prior to the Maturity Date (the “Credit Period”) such amounts as Borrower may request from time to time (individually, a “Revolving Credit Loan” or collectively, the “Revolving Credit Loans”), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed the lesser of (i) Lenders’ Commitment as it may be reduced pursuant to Section 2.12 hereof and (ii) the Borrowing Base. Borrower agrees to borrow and the Revolving Credit Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage.

SECTION 2.02 Revolving Credit Note. The Revolving Credit Loans shall be evidenced by separate promissory notes of Borrower in substantially the form of Exhibit A hereto (each a “Revolving Credit Note”) dated the date hereof and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender’s Commitment and shall be entitled to the benefits of and shall be subject to the provisions of this Agreement. At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of each Revolving Credit Note is hereby authorized by Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of Borrower hereunder or under each Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Note by Borrower shall not be affected by the failure to make a notation thereof on said schedule.

SECTION 2.03 Interest.

(a)  Rate Options. Except as provided below, all Loans shall bear interest at the LIBOR Based Rate. If for any reason the LIBOR Based Rate is unavailable, the Floating Rate shall apply. The rate of interest on Floating Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate effective as of the opening of business on the day that any such change in the Prime Rate occurs.

(b)  Requests. Provided no Event of Default has occurred and is continuing, and subject to the provisions of this Section 2.03, Borrower shall give Administrative Agent a written irrevocable request no later than 12:00 noon Eastern time two (2) Business Days prior to the requested borrowing date specifying (i) the date the LIBOR Based Rate shall apply (which shall be a Business Day), and (ii) the amount to be subject to the LIBOR Based Rate provided that such amount shall be an integral multiple of $100,000.

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(c)  LIBOR Interest Periods. LIBOR Rate Loans shall be for the LIBOR Interest Period during which the LIBOR Based Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding Business Day as is customary in the market to which such LIBOR Rate Loan relates. All accrued and unpaid interest on a LIBOR Rate Loan shall be paid monthly in accordance with Section 2.08. Notwithstanding anything herein contained to the contrary, no LIBOR Interest Period with respect to any of the Revolving Credit Loans may end after the Maturity Date and such Loans shall accrue interest at the Floating Rate from the end of last LIBOR Interest Period until the Maturity Date. LIBOR Rate Loans shall automatically be extended and renewed as of the last day of the LIBOR Interest Period to a new LIBOR Rate Loan Section 1.04.

(d)  Adjustments. If any Lender advises Administrative Agent that it is incurring increased costs for making or maintaining LIBOR Rate Loans due to changes in applicable law or regulation or the interpretation thereof as described below, then the Adjusted LIBOR Rate may be automatically adjusted by Administrative Agent on a prospective basis to take into account the increased costs of the applicable Lenders in making or maintaining LIBOR Rate Loans hereunder due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.07 hereof, that increase the cost to the Lenders of funding their LIBOR Rate Loans. Administrative Agent shall promptly give Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment and shall be binding on Borrower absent manifest error.

(e)  Unavailability. If Administrative Agent shall have reasonably determined, in good faith, that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Rate Loan during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Administrative Agent shall promptly give notice of such determination to Borrower that the rate based on the Adjusted LIBOR Rate is not available. A determination, in good faith, by Administrative Agent hereunder shall, absent manifest error, be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, the portion of the Loans subject to the Adjusted LIBOR Rate shall accrue interest at the Floating Rate.

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(f)  Illegality. Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof after the date hereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Rate Loan, then, by written notice to Borrower, such Lender may: (i) declare that LIBOR Rate Loans will not thereafter be made by Lender hereunder, whereupon Borrower shall be prohibited from requesting LIBOR Rate Loans from Lender hereunder unless such declaration is subsequently withdrawn; and (ii) if unlawful to be so maintained, require that all outstanding LIBOR Rate Loans made by it be converted to Floating Rate Loans, in which event (x) all such LIBOR Rate Loans shall be automatically converted to Floating Rate Loans as of the effective date of such notice as provided in the sentence below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Rate Loans shall instead be applied to repay the Floating Rate Loans resulting from the conversion of such LIBOR Rate Loans. For purposes of this Paragraph (f), a notice to Borrower by the applicable Lender pursuant to this paragraph shall be effective, if lawful, on the last day of the then current LIBOR Interest Period; in all other cases, such notice shall be effective on the day of receipt by Borrower.

(g)  Capital Adequacy. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (where or not having the force of law) issued after the date hereof (each a “Change of Law”), there shall be any increase in the cost to any Lender of making, funding, or maintaining Loans, then Borrower shall, from time to time, upon such Lender’s demand, pay to Lender additional amounts sufficient to compensate such Lender for such increased cost. In addition, if such Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of loans hereunder, then, upon such Lender’s demand, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of loans hereunder. Notwithstanding anything to the contrary herein contained, Borrower shall not be required to compensate such Lender for any increased costs or increased capital incurred more than ninety (90) days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or increased capital and of such Lender’s intention to claim compensation therefor.

SECTION 2.04 Computation of Interest and Fees. Unless otherwise specifically set forth in this Agreement, interest and all fees shall be computed on the actual number of days elapsed over a year of 360 days.

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SECTION 2.05 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Administrative Agent and/or any Lender incurs reasonable out-of-pocket legal or accounting expenses or any other reasonable out-of-pocket costs or expenses in connection with (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, and any amendment, modification, replacement or termination of this Agreement or any of the other Loan Documents that has been requested by Borrower; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, except for those certain costs incurred in connection with disputes by and among any of Administrative Agent and/or the Lenders; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, Borrower or any other Person) in any way relating to this Agreement or any of the other Loan Documents or Borrower’s affairs (except to the extent any such cost or expense arises from Administrative Agent’s or such Lender’s gross negligence or willful misconduct or related to any dispute among Administrative Agent and/or Lenders); or (d) any attempt to enforce any rights of Administrative Agent and/or any Lender against Borrower or any other Person which may be obligated to Administrative Agent or such Lender by virtue of this Agreement or any of the other Loan Documents, then all such costs and expenses shall be charged to Borrower. All amounts chargeable to Borrower under this Section shall be payable promptly after demand by Administrative Agent or the applicable Lender therefore, which demand shall include a reasonably detailed invoice therefore, and shall bear interest from the date 10 business days after such demand is made until paid in full at the Floating Rate applicable to the Loans from time to time.

SECTION 2.06 Loan Requests. A request for a Loan shall be made, or shall be deemed to be made, by Borrower in the following manner: Borrower shall give Administrative Agent telephonic notice, to be promptly confirmed in writing on the form attached hereto as Exhibit B, of each borrowing and each prepayment of a Loan (a “Borrowing Notice”) which borrowing and prepayment shall be made pro-rata based on each Lender’s Commitment Percentage, together with a Borrowing Base Certificate. Each Borrowing Notice shall be irrevocable and shall be effective only if received by Administrative Agent no later than 12:00 noon New York City time, on the date which is at least two (2) Business Days, prior to the date of such borrowing or prepayment of the Loan designated in the Borrowing Notice. Each such Borrowing Notice shall specify (a) the amount to be borrowed or prepaid; (b) the date of such borrowing or prepayment (which shall be a Business Day); and (c) the purpose of the Loan. No Lender shall advance and Borrower shall not request Renovation Expense Loans and Operating Expense Loans which in the aggregate exceed the lesser of (x) $15,000,000 or (y) 15% of the Borrowing Base, provided however, that in no event shall Operating Expense Loans exceed $10,000,000 and Borrower shall immediately prepay such Renovation Expense Loans and/or Operating Expense Loans to the extent of any such excess and there shall be no further advances until such excess is repaid.

SECTION 2.07 Maturity; Maximum Revolving Credit Obligations; Prepayments.

(a)  All Revolving Credit Loans shall be due and payable, if not required to be paid earlier pursuant to this Agreement, on December 31, 2019 (the “Maturity Date”).

(b)  At no time shall the aggregate principal amount of the Loans outstanding exceed the lesser of (i) the amount of the Commitment and (ii) the Borrowing Base. In the event that for any reason, the aggregate outstanding principal amount of the Loans exceeds such amount, Borrower shall immediately prepay the Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the lesser of (i) the amount of the Commitment and (ii) the Borrowing Base. Any such prepayment shall be made with interest accrued to the date of prepayment and be subject to the indemnity agreement set forth in Section 2.07(g) hereof.

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(c)  Borrower shall make a mandatory prepayment within three (3) Business Days after the same becomes due, subject to the indemnity agreement set forth in Section 2.07(g) hereof, of the principal amount of the Loans outstanding:

(i)  upon the sale or other disposition by Borrower or any Guarantor of any Property for which the proceeds of the Revolving Credit Loans were used to purchase such Property (and to the extent such loan remains unpaid) equal to the lesser of (i) the full net proceeds of such sale or other disposition or (ii) the amount necessary to pay such loan in full;

(ii)  upon the mortgage or refinance of such mortgage of any Property for which the proceeds of the Revolving Credit Loans were used to purchase or refinance such Property equal to the lesser of (i) the net proceeds of such mortgage or refinance of such mortgage; or (ii) amount necessary to pay such loan in full; and

(iii)  upon the mortgage of any Unencumbered Property equal to the net proceeds of such mortgage.

(d)  Subject to the delivery of a Borrowing Notice pursuant to Section 2.06 hereof and to the indemnity agreement set forth in Section 2.07(g) hereof with respect to LIBOR Rate Loans, but otherwise without premium or penalty, Borrower shall have the right to prepay any Loan at any time and from time to time in whole or in part; provided, however, that (x) any such prepayment shall be in an amount not less than such amounts as provided in Section 2.07(f) hereof; and (y) any such prepayment of a Loan shall be made with interest accrued on the principal amount being prepaid to the date of prepayment.

(e)  Except as set forth in Section 2.03(e) and Section 2.03(f) hereof, and except as may be otherwise expressly directed by Borrower provided no Event of Default exists or is continuing, all payments and repayments made pursuant to the terms hereof shall be applied first to Floating Rate Loans permitted under the terms of this Agreement, and shall be applied to LIBOR Rate Loans only to the extent any such payment exceeds the principal amount of Floating Rate Loans outstanding at the time of such payment.

(f)  Except for borrowings which exhaust the full remaining amount of the Commitment or prepayments which result in the prepayment of all LIBOR Rate Loans and/or all Floating Rate Loans, each borrowing and prepayment of a LIBOR Rate Loan shall be in a minimum amount of $100,000.00, and each borrowing and prepayment of a Floating Rate Loan, to the extent permitted under this Agreement, shall be in a minimum amount of $50,000.00 and in increased integral multiples of $10,000.00.

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(g)  Indemnity; Yield Protection. Borrower hereby indemnifies Lenders against any loss (each, a “Loss”) or reasonable out-of-pocket expenses which any Lender may sustain or incur as a consequence of (a) the receipt or recovery by a Lender whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Rate Loan other than on the last day of any LIBOR Interest Period applicable to such Loan, (b) the conversion of a LIBOR Rate Loan prior to the last day of any LIBOR Interest Period applicable to such LIBOR Rate Loan, (c) the failure to borrow any LIBOR Rate Loan after agreement shall have been reached with respect to the LIBOR Interest Period therefor, or (d) any failure by Borrower to borrow a LIBOR Rate Loan on the date specified by Borrower’s written notice. Borrower shall pay to each applicable Lender a yield maintenance fee (the “Yield Maintenance Fee”) as payment in full in respect of each such Loss, if any, computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made, shall be subtracted from the “Cost of Funds” component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no Yield Maintenance Fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the LIBOR Interest Period as to which the prepayment is made. The resulting amount shall be the Yield Maintenance Fee due to the applicable Lender upon prepayment of the LIBOR Rate Loan. “Cost of Funds” as used herein means with respect to any such LIBOR Rate Loan the Adjusted LIBOR Rate applicable thereto. If by reason of an Event of Default hereunder, Administrative Agent elects to declare the Loans to be immediately due and payable, then any Yield Maintenance Fee with respect to the Loans shall become due and payable in the same manner as though Borrower had been granted and had exercised a right of prepayment.

(h)  All prepayments by Borrower hereunder shall be made pro rata to the applicable Lenders in accordance with each Lender’s Commitment Percentage.

SECTION 2.08 Payments.

(a)  All payments by Borrower hereunder or under the Note shall be made in Dollars in immediately available funds by wire transfer or intra-bank credit from accounts of Borrower by 2:00 P.M. Eastern Standard Time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full.

(b)  Except as provided in the following sentence, accrued interest on each Loan shall be payable in arrears on the last Business Day of each month until the maturity of such Loan or the payment or prepayment thereof in full. Interest at the Default Rate shall be payable from time to time on demand of Administrative Agent on behalf of the Lenders, if applicable.

(c) All items of payment received by Administrative Agent by 2:00 P.M. Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 P.M. Eastern Standard Time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrower irrevocably waives (except as otherwise expressly provided for by Administrative Agent) the right to direct the application of any and all payments and collections at any time or times hereafter received by Administrative Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Administrative Agent or its agent against the Obligations, in such manner as Administrative Agent may reasonably deem advisable, notwithstanding any entry by any Lender upon any of its books and records, subject to the terms of this Agreement.

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(d)  All payments by Borrower hereunder shall be made pro rata in accordance with each Lender’s Commitment Percentage.

SECTION 2.09 Intentionally Omitted.

SECTION 2.10 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used for (i) the acquisition of a Property; (ii) the repayment (in whole or in part) of existing mortgage debt on a Property; and (iii) Renovation Expense Loans and Operating Expense Loans in the aggregate not to exceed the lesser of (x) $15,000,000 or (y) 15% of the Borrowing Base; provided, however, that in no event shall Operating Expense Loans exceed $10,000,000. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations T, U or X. Borrower shall not use, and shall take reasonable steps to ensure that none of its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Revolving Credit Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

SECTION 2.11 Unused Facility Fee. Borrower agrees to pay to each Lender from the date of this Agreement and for so long as the Commitment remains outstanding, on the first Business Day of each January 1, April 1, July 1 and October 1 thereafter, an unused facility fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Commitment (the “Unused Facility Fee”), such Unused Facility Fee being payable quarterly for the three month period, or part thereof, preceding the payment date.

SECTION 2.12 Reduction of Commitment. Upon at least three (3) Business Days’ written notice to Administrative Agent, Borrower may irrevocably elect to have the unused Commitment terminated in whole or reduced in part without penalty or premium provided, however, that any such partial reduction shall be in a minimum amount of $250,000.00 or whole multiples thereof and shall be allocated to each Lender based on its Commitment Percentage. The Commitment, once terminated or reduced, shall not be reinstated without the express written approval of Administrative Agent and each Lender.

SECTION 2.13 Intentionally Omitted.

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SECTION 2.14 Late Charges, Default Interest.

(a)  If Borrower shall default in the payment of any principal installment (other than the final payment of principal due on the Maturity Date) of or interest on any Loan or any other amount becoming due hereunder, Borrower shall pay a late payment charge equal to four (4%) percent of such defaulted payment.

(b)  Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at the Default Rate.

SECTION 2.15 Interest Adjustments. If the provisions of this Agreement or the Note would at any time require payment by Borrower to the Lenders of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that the Lenders shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lenders shall receive interest payments hereunder or under the Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the “Interest Deficit”) will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Lenders hereunder or under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by applicable law.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01 Conditions Precedent to the Making of the Initial Revolving Credit Loan. The obligation of each Lender to make the initial Revolving Credit Loan contemplated by this Agreement is subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance reasonably satisfactory to Administrative Agent, Lenders and their counsel and Administrative Agent and each Lender acknowledges that the following conditions precedent have been performed or satisfied:

(a)  Each Lender shall have received such Lender’s Revolving Credit Note, duly executed by Borrower.

(b)  Administrative Agent and Lenders shall have received certified (as of the date of this Agreement) copies of the resolutions of the board of directors of Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such other Loan Documents.

(c)  Administrative Agent and Lenders shall have received certified (as of the date of this Agreement) copies of the resolutions of the boards of directors and the shareholders of each of the Corporate Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Corporate Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and such other Loan Documents.

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(d)  Administrative Agent and Lenders shall have received a certificate of the Secretary (attested to by another officer) of Borrower certifying: (i) the names and true signatures of the officer or officers of Borrower authorized to sign this Agreement, the Note and the other Loan Documents to be delivered hereunder on behalf of Borrower; and (ii) a copy of Borrower’s by-laws as complete and correct on the date of this Agreement.

(e)  Administrative Agent and Lenders shall have received a certificate of the Secretary (attested to by another officer) of each of the Corporate Guarantors certifying (i) the names and true signatures of the officer or officers of the Corporate Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Corporate Guarantors; (ii) a copy of each of the Corporate Guarantors’ by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Corporate Guarantor.

(f)  Administrative Agent and Lenders shall have received copies of the certificates of incorporation and all amendments thereto of Borrower and each of the Corporate Guarantors, certified in each case by the Secretary of each such entity and a certificate of existence and good standing with respect to Borrower and each Corporate Guarantor from the Secretary of State (or equivalent officer) of the state of incorporation of Borrower and each Corporate Guarantor and from the Secretary of State (or equivalent officer) of any state in which Borrower and each Corporate Guarantor is authorized to do business.

(g)  Administrative Agent and Lenders shall have received copies of the (i) articles of organization, (ii) operating agreement and all amendments thereto, (iii) authenticated consents of members authorizing and approving this Agreement and (iv) the name of the member/manager authorized to execute the Loan Documents of each of the Limited Liability Company Guarantors.

(h)  Administrative Agent and Lenders shall have received copies of the (i) partnership agreement and all amendments thereto, (ii) authenticated consents of partners authorizing and approving this Agreement and (iii) the name of the partner authorized to execute the Loan Documents of each of the General Partnership Guarantors and Limited Partnership Guarantors.

(i)  Administrative Agent and Lenders shall have received copies of the (i) articles of organization, (ii) operating agreement and (iii) all organizational documents for each Venture Interest.

(j)  Administrative Agent and Lenders shall have received an opinion from the internal counsel for Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Lender or its counsel may reasonably request.

(k)  Administrative Agent and Lenders shall have received from each of the Guarantors, the executed Unlimited Guaranty.

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(l)  Administrative Agent shall have received from Borrower the executed Pledge Agreement giving to Administrative Agent, on behalf of Lenders, a first priority security interest in the Collateral including, without limitation, the Equity Interests of each Subsidiary that is a Guarantor and Administrative Agent shall have received, (i) all outstanding membership and/or stock certificates, as applicable for each Subsidiary that is a Guarantor and (ii) equity interest and/or stock power forms, each executed in blank.

(m)  Intentionally omitted.

(n)  The following statements shall be true and Administrative Agent and Lenders shall have received a certificate signed by the President, Vice President or Chief Financial Officer of Borrower dated the date hereof, stating that:

(i)  The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date;

(ii)  No Default or Event of Default has occurred and is continuing, or would result from the making of the initial Revolving Credit Loan;

(o)  All schedules, documents, certificates and other information provided to the Lender pursuant to or in connection with this Agreement shall be satisfactory to the Lender and its counsel in all material respects;

(p)  Borrower and/or the Guarantors and/or their respective Affiliates shall have established a banking and depository relationship with each Lender;

(q)  The Lender shall have received Borrower’s 10-K financial statement filed with the SEC for the period fiscal year ended December 31, 2015;

(r)  All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be reasonably satisfactory to Lenders’ counsel;

(s)  Administrative Agent shall have received such other approvals, opinions or documents as Administrative Agent or its counsel may reasonably request;

(t)  Administrative Agent shall have received payment of the reasonable legal fees and expenses of Administrative Agent’s counsel; and

(u)  Administrative Agent shall have received payment of a commitment fee in the amount set forth on Schedule 3.01(u), which Borrower and Guarantors acknowledge was earned by the Lender in connection with the transactions contemplated hereby.

SECTION 3.02 Conditions Precedent to All Revolving Credit Loans. The obligation of the Lenders to make each Revolving Credit Loan (including the initial Revolving Credit Loan) shall be subject to the further condition precedent that on the date of such Loan:

(a)  The following statements shall be true and each request for a Revolving Credit Loan shall be deemed a certification by Borrower that:

(i) The representations and warranties contained in Article IV of this Agreement and in the other Loan Documents are true and correct on and as of such date as though made on and as of such date; and

(ii)  No Default or Event of Default has occurred and is continuing, or would result from such Loan.

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(b)  Administrative Agent shall have received a covenant compliance certificate prepared by management of Borrower, indicating that, after giving effect to the requested Loan, Borrower shall remain in compliance with all of the financial requirements set forth in Section 5.03 hereof.

(c)  Administrative Agent shall have received such other approvals, opinions or documents as Administrative Agent may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01     Representations and Warranties. On the date hereof and on each date that Borrower requests a Revolving Credit Loan, Borrower and each Guarantor represents and warrants to Administrative Agent and each Lender as follows:

(a)  Subsidiaries. On the date hereof, the only Subsidiaries of Borrower or any Guarantor are set forth on Schedule 4.01(a) annexed hereto. All of the Equity Interests of such Subsidiaries shown as owned by Borrower or any Guarantor on Schedule 4.01(a) are owned by Borrower or such Guarantor, free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any securities or other Equity Interests of any Subsidiary, nor are there outstanding any instruments which are convertible into or exchangeable for any securities or other Equity Interests of any Subsidiary. The list of Subsidiaries as of the given date is subject to supplementation and modification from time to time as set forth in and as required by Section 5.01(m)(iii).

(b)  Organization. Borrower and each Guarantor is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the states of their respective formation and Borrower and each Guarantor has the power to own its assets and to transact the business in which it is presently engaged. Borrower and each Guarantor is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify or be in good standing would result in a Material Adverse Change in Borrower or a Guarantor.

(c)  Due Execution, etc. The execution, delivery and performance by Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party are within Borrower’s and each Guarantor’s corporate, limited liability company or partnership power, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and do not and will not (i) require any consent or approval of the stockholders, members or partners, as applicable, of Borrower or any Guarantor; (ii) contravene Borrower’s or any Guarantor’s certificate of incorporation or by-laws, partnership agreement, operating agreement or articles of organization, as applicable; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by Borrower or any Guarantor.

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(d)  No Authorization, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower or any Guarantor of this Agreement or any other Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made (or to be made in connection with UCC financing statements executed in connection herewith), as the case may be.

(e)  Validity of Loan Documents. The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of Borrower and each Guarantor and will be legal, valid and binding obligations of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with their respective terms.

(f)  Financial Statements. The audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, copies of each of which have been furnished to Administrative Agent and each Lender, and the consolidated results of operations of Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates. Since such date there has been (i) except as set forth in Schedule 4.01(f) hereto, no material increase in the liabilities of Borrower and its Subsidiaries or any Guarantor and (ii) no Material Adverse Change in Borrower, any Subsidiary or any Guarantor.

(g)  No Litigation. There is no pending or threatened action, proceeding or investigation against Borrower or any Guarantor or any Subsidiary before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in a Material Adverse Change in Borrower, such Guarantor or such Subsidiary.

(h)  Tax Returns. Borrower, each Guarantor and each Subsidiary has filed all federal, state and local tax returns required to be filed (subject to extensions granted) and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

(i)  Licenses, etc. Borrower, each Guarantor and each Subsidiary possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither Borrower, any Guarantor nor any Subsidiary is in violation of any similar rights of others.

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(j)  Anti-Corruption Laws and Sanctions. Borrower, each Guarantor and each Subsidiary represents and warrants that Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its respective directors, officers and employees and their agents that are Controlled by Borrower with Anti-Corruption Laws and applicable Sanctions, and Borrower and its respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, any Guarantor or any Subsidiary, or to the knowledge of Borrower, each Guarantor and each Subsidiary, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No use of proceeds or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(k)  Margin Credit. Neither Borrower, any Guarantor nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause Borrower or any Guarantor to violate the provisions of Regulations T, U or X.

(l)  Compliance with Law. Borrower, each Guarantor and each Subsidiary is in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in Borrower, such Guarantor or such subsidiary.

(m)  ERISA. Borrower, each Guarantor, each Subsidiary and each ERISA Affiliate of Borrower, a Guarantor or a Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan of Borrower, a Guarantor or a Subsidiary; no notice of intent to terminate a Plan of Borrower, a Guarantor or a Subsidiary has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan of Borrower, a Guarantor or a Subsidiary, nor has the PBGC instituted any such proceedings; neither Borrower, any Guarantor, any Subsidiary nor any ERISA Affiliate of Borrower, any Guarantor or any Subsidiary has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, each Guarantor, each Subsidiary and each ERISA Affiliate of Borrower, any Guarantor or any Subsidiary have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of Borrower, any Guarantor or any Subsidiary to PBGC or the Plan under Title IV of ERISA; and neither Borrower, any Guarantor, or any Subsidiary nor any ERISA Affiliate of Borrower, a Guarantor or any Subsidiary has incurred any liability to the PBGC under ERISA.

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(n) Hazardous Material. Borrower, each Guarantor and each Subsidiary is, in all material respects, in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials; and neither Borrower, any Guarantor nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by Borrower, any Guarantor or any Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; and to the best of Borrower’s and each Guarantor’s knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant of any such property have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials except as set forth in Borrower’s files which have been made available to Administrative Agent and each Lender.

(o)  Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Section 2.10 hereof.

(p)  Title to Assets. Borrower, each Guarantor and each Subsidiary has good and marketable title to all of its properties and assets. The Properties and assets of Borrower and each Guarantor are not subject to any mortgage, judgment or similar Lien other than those described in Section 5.02(a) hereof.

(q)  Casualty. Neither the business nor the properties of Borrower, any Guarantor or any Subsidiary are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in Borrower, any Guarantor or any Subsidiary.

(r)  Lien Priority. Except as disclosed on Schedule 4.01(r), the Liens on the Collateral created by the Pledge Agreement constitute valid first priority perfected security interests in favor of Administrative Agent.

(s)  Credit Agreements. Schedule 4.01(s) is a complete and correct list of all Debt.

(t)  Solvency. The liability of each Guarantor as a result of the execution of its respective Guaranty and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of such Guarantor to exceed the fair saleable value of their assets, except as may be limited by the terms of their respective Guaranty.

(u)  Financial or Other Advantage. Each Guarantor acknowledges that it has derived or expects to derive a financial or other advantage from the Loans obtained by Borrower from Lenders.

(v)  OFAC and Patriot Act. Neither Borrower nor any of its Affiliates:

(i)  is a Restricted Party, is an affiliate of a Restricted Party or conducts any business with or receives any funds from a Restricted Party;

(ii)  has violated any Anti-Terrorism Law;

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(iii)  has been or is being investigated by any governmental authority for violating any Anti-Terrorism Law or has received notice of any such investigation or any other action under any Anti-Terrorism Law in respect of it or any Affiliate or any of their respective assets; or

(iv)  has been assessed any civil or criminal penalty or had any funds or assets frozen, seized or forfeited under any Anti-Terrorism Law; and

(v)  has taken reasonable measures to ensure that the source of its funds and property is derived from legal sources and is not subject to seizure, forfeiture or confiscation under any Anti-Terrorism Law.

ARTICLE V

COVENANTS OF BORROWER AND THE GUARANTORS

SECTION 5.01 Affirmative Covenants. So long as any amount shall remain outstanding under the Revolving Credit Notes or so long as the Commitment shall remain in effect, Borrower and each Guarantor will, and will cause each Subsidiary to, unless Administrative Agent and each Lender shall otherwise consent in writing:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in Borrower, any Guarantor or any Subsidiary;

(b)  Reporting Requirements. Furnish to Administrative Agent:

(i)  Annual Financial Statements. As soon as available and in any event not later than the earlier of (x) the date required to be filed with the SEC, or (y) 90 days after the end of each fiscal year, a copy of the 10-K report of Borrower and its Subsidiaries for each fiscal year, including audited consolidated financial statements with balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by management of Borrower and certified by independent certified public accountants selected by Borrower and reasonably satisfactory to Administrative Agent, all such financial statements to be prepared in accordance with GAAP, consistently applied;

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(ii)  Quarterly Financial Statements. As soon as available and in any event not later than the earlier of (x) the date required to be filed with the SEC, or (y) 60 days after the end of each fiscal quarter, a copy of the 10-Q report of Borrower and its Subsidiaries for each fiscal quarter, (or in the case of the fourth fiscal quarter, within 90 days after the end of the quarter, such financial information as would be provided in a 10-Q report, management prepared, and certified by the chief financial officer of Borrower), including consolidated financial statements for such quarter and for year to date, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of Borrower in accordance with GAAP, consistently applied;

(iii)  Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower, any Guarantor or any Subsidiary by independent certified public accountants in connection with the examination of the financial statements of Borrower, any Guarantor or any Subsidiary made by such accountants;

(iv)  Accountant’s Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.01(b)(i) hereof, a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, they shall specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

(v)  Quarterly Portfolio of Real Estate Investments. As soon as available and in any event not later than 45 days after the end of each fiscal quarter, a portfolio of real estate investments substantially in the form attached as Exhibit D hereto;

(vi)  Certificate of No Default. (A) No later than thirty (30) days following the end of each calendar quarter (such date of delivery with respect to each calendar quarter, a “Compliance Certificate Delivery Date”), a certificate of the President, Vice President or the Chief Financial Officer of Borrower, (1) certifying that to the best of their knowledge after due inquiry no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03 in form and substance similar to Exhibit E; and (B) simultaneous with the delivery of the financial statements referred to in Section 5.01(b)(i) hereof and (ii), a certificate of the President, Vice President or the Chief Financial Officer of Borrower, either (1) certifying that there are no changes to the most recent certificate delivered in accordance with clause (A) of this Section 5.01(b)(vi) hereof or (2) if any changes have occurred, a new certificate (x) setting forth the changes to the most recent certificate delivered in accordance with clause (A) of this Section 5.01(b)(vi) and (y) certifying that there are no other changes to such prior certificate other than those specified in such new certificate;

(vii)   Borrowing Base Certificate. As soon as available, and in any event not later than the date Borrower delivers a copy of its 10-Q report and related information for each fiscal quarter in accordance with Section 5.01(b)(ii) hereof, with each Loan request in accordance with Section 2.06 and with each mandatory prepayment set forth in Section 2.07(c) hereof, a Borrowing Base Certificate in the form attached as Exhibit F;

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(viii)   Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, whether or not covered by insurance, affecting Borrower, any Guarantor or any Subsidiary which, if determined adversely to Borrower such Guarantor, or such Subsidiary could result in a Material Adverse Change in Borrower, such Guarantor or such Subsidiary;

(ix)  Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto;

(x)  ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which Borrower, any Guarantor or any Subsidiary files with or receives under ERISA from the PBGC, the Internal Revenue Service or the U.S. Department of Labor; and as soon as possible after Borrower or any Guarantor knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan of Borrower, any Guarantor or any Subsidiary or that the PBGC or Borrower, any Guarantor or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, Borrower will deliver to Administrative Agent a certificate of the President, Vice President or the Chief Financial Officer of Borrower setting forth details as to such Reportable Event, Prohibited Transaction or Plan termination and the action Borrower proposes to take with respect thereto;

(xi)  Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to Administrative Agent pursuant to any other clause of this Section 5.01(b) hereof;

(xii)   Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower or any Corporate Guarantor sends to its public stockholders, if any, and copies of all regular, periodic, and special reports, all registration statements which Borrower or any Corporate Guarantor files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange and any press releases or other notices or information publicly disseminated;

(xiii)  Notice of Affiliates. Promptly after any Person becomes an Affiliate of Borrower or any Guarantor, notice to Administrative Agent of such Affiliate other than an Affiliate that is a natural person;

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(xiv)  Mortgage Financing. As soon as available and in no event later than 30 days prior to the closing of any mortgage financing against an Unencumbered Property, a certificate prepared by management of Borrower (i) advising Administrative Agent of the proposed mortgage financing, (ii) detailing the Property or Properties to be mortgaged, (iii) setting forth the source and terms of such financing, (iv) providing a copy of the appraisal, if any, to Administrative Agent if in the possession or control of Borrower, and (v) evidencing compliance with the Borrowing Base and all of the financial covenants set forth in Section 5.03 hereof after giving effect to such mortgage financing;

(xv)   Real Estate Acquisition Information. Such Real Estate Acquisition Information as reasonably requested by Administrative Agent on a semi-annual basis; and

(xvi)  General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower, any Guarantor or any Subsidiary as Administrative Agent may from time to time reasonably request.

(c)  Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrower, any Guarantor, any Subsidiary, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (A) (i) such taxes shall be contested in good faith and by appropriate proceedings by Borrower, such Guarantor or such Subsidiary, (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of Borrower, such Guarantor or such Subsidiary and (iii) no enforcement proceedings against Borrower, such Guarantor or such Subsidiary have been commenced or (B) the Property is owned by a Written-Off Subsidiary.

(d)  Existence. Preserve and maintain Borrower’s, each Guarantor’s and each Subsidiary’s existence and good standing in the jurisdiction of its formation and the rights, privileges and franchises of Borrower, each Guarantor and each Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in Borrower, the Guarantors and their respective Subsidiaries, taken as a whole.

(e)  Maintenance of Properties and Insurance. (i) Keep the respective properties and assets (tangible or intangible) that are useful and necessary in Borrower’s, each Guarantor’s and each Subsidiary’s business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which Borrower, each Guarantor and each Subsidiary operates.

(f)  Books of Record and Account. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of Borrower, each Guarantor and each Subsidiary.

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(g)  Visitation; Annual Lender Meeting.

(i)  At any reasonable time, and from time to time, permit Administrative Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and, subject to the requirements of all applicable leases, visit the properties of, Borrower, each Guarantor and each Subsidiary and to discuss the affairs, finances and accounts of Borrower, each Guarantor and each Subsidiary with any of their respective officers or directors of Borrower’s, such Guarantor’s or such Subsidiary’s independent accountants.

(ii)  Within thirty (30) days of the end of the first calendar quarter, Borrower shall host a meeting that is open to Administrative Agent and the Lenders to discuss the affairs, finances and accounts of Borrower, each Guarantor and each Subsidiary with the appropriate officers or directors of Borrowers and the Subsidiaries. Such annual meeting shall take place during regular business hours at Borrower’s then-current headquarters upon at least ten (10) Business Day’s written notice to Administrative Agent and each Lender.

(h)  Real Estate Acquisition Information. Provide the Real Estate Acquisition Information to Administrative Agent as soon as practical but in no event less than forty-eight (48) hours prior to submitting a Borrowing Notice attached as Exhibit B hereto in connection with either a property acquisition or mortgage refinancing;

(i)  Performance and Compliance with Other Agreements. Perform and comply with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in Borrower, any Guarantor or any Subsidiary;

(j)  Continued Perfection of Liens and Security Interest. Record or file or rerecord or refile any of the Loan Documents or a financing statement or any other filing or recording or refiling or rerecording in each and every office where and when necessary to preserve, perfect and continue the security interests of the Loan Documents;

(k)  Pension Funding. Comply with the following and cause each ERISA Affiliate of Borrower, each Guarantor and each Subsidiary to comply with the following:

(i)  engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

(ii)  make full payment when due of all amounts which, under the provisions of any Plan or ERISA, Borrower, each Guarantor, each Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

(iii)  all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

(iv)  not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of Borrower, any Guarantor or any Subsidiary may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

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(v)  not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

(l)  Licenses. Maintain at all times all licenses or permits necessary to the conduct of the business of Borrower, each Guarantor and each Subsidiary or as may be required by any governmental agency or instrumentality thereof;

(m)  Subsidiaries.

(i)  Cause any Subsidiary of Borrower owning Unencumbered Properties to become a Guarantor of all obligations of Borrower to the Lenders, whether incurred under this Agreement or otherwise and such new Guarantor shall deliver an executed guaranty to Administrative Agent, on behalf of the Lenders, in form and substance satisfactory to the Lender, within three (3) Business Days after the later of (A) the date of formation of such new Subsidiary; (B) acquisition of an Unencumbered Property; or (C) the date an Encumbered Property becomes an Unencumbered Property;

(ii)  Certificate its Equity Interests in each Subsidiary owning an Unencumbered Property and each Venture Interest in a Person owning an Unencumbered Property, in accordance with Article 8 of the UCC and the terms and provisions of the Pledge Agreement within three (3) Business Days after the later of (A) the date of formation of such new Subsidiary; (B) acquisition of an Unencumbered Property; or (C) the date an Encumbered Property becomes an Unencumbered Property;

(iii)  Pledge to Administrative Agent all of its Equity Interests (including, without limitation, its rights to any Proceeds (as defined in the Pledge Agreement), dividends and/or other cash distributions) in any new Subsidiary or new Venture Interest (except to the extent such Subsidiary or Venture Interest owns an Encumbered Property and such pledge is prohibited by the senior loan documents relating to the Encumbered Property, which senior loan documents were entered into in accordance with Section 5.02(a)(ix) hereof) pursuant to the Pledge Agreement and, in connection therewith, Borrower hereby authorizes Administrative Agent to complete Schedule I of the Pledge Agreement by adding any such new Subsidiary or Venture Interest thereon, and to deliver to Administrative Agent (A) all stock certificates and other certificates evidencing such Equity Interest, and (B) stock power forms executed in blank within three (3) Business Days after the later of (1) the date of formation of such new Subsidiary or (2) acquisition of an Unencumbered Property;

(iv)  In connection with the pledge of its Equity Interest in any Subsidiary and any Venture Interest, cause such Subsidiary or Person to execute any documents required by the Pledge Agreement in accordance with the terms and provisions thereof; and

(v)  On the fifth (5th) calendar day of each month, furnish to Administrative Agent a complete schedule of all existing Subsidiaries as of the first (1st) day of such month with an asterisk next to any new Subsidiaries formed in the month prior;

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(n)  Anti-Corruption Laws and Sanctions. Borrower, Guarantors and Subsidiaries shall each maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, Guarantors and Subsidiaries and their respective directors, officers and employees and their agents with Anti-Corruption Laws and applicable Sanctions.

(o)  Maintenance of Real Estate Investment Trust Status. Borrower shall maintain at all times its existence as a real estate investment trust;

(p)  Maintenance of Listing on National Stock Exchange. Borrower shall maintain at all times its listing on the New York Stock Exchange or another nationally recognized stock exchange;

(q)  Intentionally Omitted; and

(r)  Release of Guarantor. In the event that any Guarantor finances or refinances any Property and such Property becomes an Encumbered Property, Administrative Agent shall release such Guarantor from its obligations under its Guaranty and shall release the Borrower’s pledge of such Guarantor’s Equity Interests. In connection with the release of the pledge of the Guarantor’s Equity Interests, Administrative Agent shall promptly either (i) return to Borrower the membership/stock certificates representing the pledged Equity Interest in such Guarantor, together with the original stock/equity power in blank, to the extent each were previously delivered to Administrative Agent in accordance with the Loan Documents or (ii) if the membership/stock certificates and/or the stock/equity power in blank were delivered to Administrative Agent, but Administrative Agent is not able to find such documents, Administrative Agent shall deliver a lost certificate affidavit stating that (A) Administrative Agent was the last holder of such documents in due course, (B) Administrative Agent is unable to locate such documents and (C) if any of the membership/stock certificates and/or stock/equity powers in blank, as applicable, come into the possession or control of Administrative Agent, it will promptly deliver and surrender the same to Borrower; provided, however that the release of such Guarantor and the delivery of such documents by Administrative Agent shall be conditioned upon (1) neither Borrower nor such Guarantor being in Default under this Agreement and (2) Borrower or such Guarantor prepaying the proceeds of such refinance pursuant to Section 2.07(c)(ii) hereof.

(s)  OFAC and Patriot Act. (i) Immediately notify Administrative Agent if it obtains knowledge that it or any of its Affiliates has become or has been listed as a Restricted Party or has been charged with or has engaged in any violation of any Anti-Terrorism Law; (ii) not receive any funds from a Restricted Party and, in any case, exclude any funds derived from any Restricted Party or from any Person involved in the violation of any Anti-Terrorism Law from being used to pay Debt Service or any other amounts owing under the Loan Documents; (iii) not transfer or permit the transfer (to the extent Borrower has the ability to prohibit or prevent such transfer) of any legal or beneficial ownership interest of any kind in Borrower or any Affiliate to a Restricted Party or any Person involved in the violation of any Anti-Terrorism Law; (iv) not acquire, directly or indirectly, ownership interest of any kind in any Restricted Party or any Person involved in the violation of any Anti-Terrorism Law; (v) not form any partnership or joint venture or conduct any business with any Restricted Party or any Person involved in the violation of any Anti-Terrorism Law, and not to act, directly or indirectly, as the agent or representative of any Restricted Party or any Person in the violation of any Anti-Terrorism Law; and (vi) indemnify Administrative Agent and any Lender for any costs incurred by any of them as a result of any violation of an Anti-Terrorism Law by Borrower or any Affiliate of Borrower.

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SECTION 5.02 Negative Covenants. So long as any amount shall remain outstanding under the Notes, or so long as the Commitment shall remain in effect, neither Borrower nor any Guarantor will, nor will Borrower or any Guarantor permit any Subsidiary to, without the written consent of Administrative Agent and each Lender:

(a)  Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

(i)  Liens in favor of any of Administrative Agent on behalf of the Lenders;

(ii)  Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP or if the Property is owned by a Written-Off Subsidiary;

(iii)  Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP, provided however, that Borrower shall send notice to Administrative Agent of filing of any such Lien in excess of $25,000 within seven days thereafter together with Borrower’s statement indicating the action it proposes to cause such Lien to be satisfied, dismissed and/or discharged (however, this subsection (iii) shall not apply if the Property in question is owned by a Written-Off Subsidiary);

(iv)  Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(v)  Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

(vi)  Liens described in Schedule 5.02(a) annexed hereto, provided that no such Liens or the Debt secured thereby shall be renewed, extended or refinanced (other than Liens described in (ix) below);

(vii)      Except in respect of a Written Off Subsidiary, judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(j) hereof), provided that the execution or other enforcement of such judgment or Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

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(viii)     Easements, rights-of-way, restrictions, and other similar encumbrances with respect to real property which, either in one case or in the aggregate, do not materially interfere with Borrower’s or a Guarantor’s or a Subsidiary’s occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; or

(ix)  Liens created, assumed or existing which arise as a result of mortgage debt incurred in connection with the acquisition, financing or refinance of mortgage debt of a Property, provided that:

(A)  The obligation secured by any Lien so created, assumed, or existing shall not exceed 75% of the greater of cost or appraised value of the applicable Property subject to such Lien (or in the event an appraisal is not available, Borrower shall submit to Administrative Agent a copy of the application and/or commitment letter from an Institutional Lender which makes it an express condition that the loan amount not exceed 75% of the value of the applicable Property), except upon written consent from Administrative Agent and each Lender, which may be withheld for any or no reason whatsoever; and in connection with such request for consent, Borrower shall submit to Administrative Agent in writing such information including, but not limited to, Real Estate Acquisition Information, as Administrative Agent shall reasonably require, and Administrative Agent shall reply in writing to Borrower within fourteen (14) days after receipt of all of the foregoing information;

(B)  Each such Lien shall attach only to the Property (or Properties) so acquired, financed or refinanced and the improvements thereon; and

(C)  In the event that such Lien is against a Guarantor, if required by the lender secured by such Lien and no Event of Default has occurred, the Guaranty of such Guarantor shall be released by Administrative Agent; and

(D)  Net proceeds of such mortgage debt are paid to Administrative Agent pursuant to Section 2.07(c) hereto.

(b)  Debt. Create, incur, assume, or suffer to exist, any Debt, except:

(i)  Debt of Borrower or a Guarantor under this Agreement or the Note or any other Debt of Borrower, a Guarantor or a Subsidiary owing to the Lenders;

(ii)  Debt described in Schedule 5.02(b) annexed hereto;

(iii)  Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings; or

(iv)  Debt of Borrower, a Guarantor or a Subsidiary secured by Liens permitted by Section 5.02(a)(ix) hereof;

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(c)  Equity Pledges. Create, incur, assume or suffer to exist, any pledge, hypothecation or encumbrance on any Subsidiary’s Equity Interests now owned or hereafter acquired, except in connection with the pledge of a Subsidiary’s Equity Interests to a senior lender that has provided financing for an Encumbered Property in accordance with Section 5.02(a)(ix) hereof (which, if any, shall be set forth on Borrower’s quarterly compliance certificate).

(d)  Merger. Except with respect to a new Subsidiary formed for the purpose of acquiring all or substantially all of the Equity Interests or assets of a Person, merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (d), the acquisition or sale by Borrower or a Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with Borrower or a Guarantor;

(e)  Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a sale leaseback transaction) with or without recourse, other than in the ordinary course of its business;

(f)  Investments, Etc. Make any Investment other than Permitted Investments;

(g)  Transactions With Affiliates. Except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s, a Guarantor’s or Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower, such Guarantor or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate;

(h)  Intentionally Omitted;

(i)  Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; or (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; or (iii) hazardous material indemnities; or (iv) indemnities regarding intentional fraud or misrepresentation, misappropriation of security deposits or insurance or condemnation proceeds, waste, abandonment of any property, misapplication of rents post default and other similar items; or (v) Debt owing to Lender under this Agreement;

(j)  Change of Business. Materially alter the nature of its business;

(k)  Fiscal Year. Change the ending date of its fiscal year from December 31;

(l)  Accounting Policies. Change any accounting policies, except as permitted by GAAP;

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(m)  Management. Fail to retain at least three (3) of Fredric H. Gould, Patrick Callan, Jr., Matthew Gould, David Kalish and Israel Rosenzweig in the management of Borrower;

(n)  Hazardous Material. Cause or permit any property owned or occupied by Borrower, a Guarantor or a Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor cause or permit, as a result of any intentional or unintentional act or omission on the part of Borrower, a Guarantor, a Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by Borrower, a Guarantor, a Subsidiary or onto any other property; fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered; nor fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. Borrower and the Guarantors shall execute any documentation reasonably required by Administrative Agent and/or Lenders in connection with the representations, warranties and covenants contained in this sub-section and Section 4.01 hereof; and

(o)  Dividends, Etc. Upon the occurrence of an Event of Default, Borrower shall not make distributions in excess of the sum necessary to permit Borrower to maintain its status as a real estate investment trust.

SECTION 5.03 Financial Requirements. So long as any amount shall remain outstanding under the Revolving Credit Notes or so long as the Commitment shall remain in effect (unless Administrative Agent and each Lender shall otherwise consent in writing):

(a)  Total Secured Debt to Total Secured Value. Borrower and the Guarantors will maintain at all times, on a consolidated basis, a ratio of Total Secured Debt to Total Secured Value of not greater than 0.70 to 1.00, such ratio to be tested quarterly.

(b)  Total Debt to Total Value. Borrower and the Guarantors will maintain at all times, on a consolidated basis, a ratio of Total Debt to Total Value of not greater than 0.70 to 1.00, such ratio to be tested quarterly.

(c)  Venture Interest Investments. Borrower and the Guarantors shall not permit, on a consolidated basis, its Investment in Venture Interests to exceed $37,500,000.00, of which no more than $12,500,000.00 may be invested in any single Venture Interest, to be tested quarterly.

(d)  Minimum Total Unsecured Value. Borrower and the Guarantors shall own at all times not less than ten (10) Unencumbered Properties having a minimum Total Unsecured Value in the aggregate amount of $75,000,000.

(e)  Fixed Charge Coverage Ratio. Borrower and the Guarantors will not permit the ratio of (a) Consolidated EBITDA for any fiscal quarter, to (b) Fixed Charges for such period, to be less than 1.25 to 1.00. Notwithstanding the foregoing, non-compliance with this Section 5.03(e) shall only constitute an Event of Default if such non-compliance occurs for two consecutive fiscal quarters.

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(f)  Tangible Net Worth. Borrower will maintain a Tangible Net Worth of not less than $175,000,000 to be tested quarterly.

(g)  Cash Position. Borrower will maintain average outstanding collected deposit balances of not less than $3,000,000, to be tested quarterly.

(h)  Losses. Borrower shall not permit a Consolidated Net Deficit as of the end of any fiscal year.

(i)  Debt Service Coverage Ratio. Permit Borrower’s, on a consolidated basis, ratio of (a) total Adjusted Net Operating Income, to (b) Debt Service, to become less than 1.65 to 1.00, such ratio to be tested quarterly for the prior 12 month period.

(j)  Number of Unencumbered Properties. Borrower and Guarantors shall own not less than fifteen (15) Unencumbered Properties during such times when the amounts outstanding under the Revolving Credit Notes are greater than $75,000,000.

SECTION 5.04 Intentionally Omitted.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)  Borrower shall fail to pay any installment of principal of, or interest on, the Note when due, or Borrower shall fail to pay any fees or other amounts owed in connection with this Agreement when due;

(b)  Any representation or warranty made by Borrower or any Guarantor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

(c)  Borrower, any Guarantor or any Subsidiary shall fail to perform any covenant contained in Section 5.01 hereof on its part to be performed or observed within fifteen (15) days of the date required for such performance; provided however, that for a failure to perform under Section 5.01(a) hereof, Section 5.01(d) hereof and Section 5.01(e)(i) hereof, such longer period as shall be reasonably necessary to cause compliance provided that Borrower, a Guarantor or a Subsidiary (as the case may be) shall have commenced the curative process prior to the expiration of such fifteen (15) day period and shall thereafter diligently and in good faith complete the curative measure within ninety (90) days thereafter;

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(d)  Borrower, any Guarantor or any Subsidiary shall fail to perform any term, covenant or agreement contained in Section 5.02(n) hereof; provided, however, that upon Borrower, any Guarantor or any Subsidiary’s failure to perform under Section 5.02(n) hereof, Borrower, any Guarantor or any Subsidiary shall be granted such longer period as shall be reasonably necessary to cause compliance with said Section, provided that Borrower, a Guarantor or a Subsidiary shall deliver to Administrative Agent within ninety (90) days thereafter, a written proposal regarding the curative process, certified by an environmental company acceptable to Administrative Agent, and such plan must be approved by Administrative Agent’s environmental consultants;

(e)  Borrower or any Guarantor shall fail to perform any term, covenant or agreement contained in Section 5.03 hereof on its part as is evidenced by the date quarterly financial statements for each fiscal quarter pursuant to Section 5.01(b)(ii) hereof are due (the “Reporting Date”), provided, however, to the extent that Borrower or any Guarantor is not in compliance with any of the Section 5.03 requirements on the Reporting Date, Borrower or such Guarantor shall have (45) days from the Reporting Date to comply with Section 5.03 hereof and on the fifty-fifth (55th) day after the Reporting Date, shall deliver a compliance certificate to Administrative Agent along with such management prepared financial statements which evidence that Borrower or such Guarantor is in compliance with Section 5.03 hereof;

(f)  Intentionally omitted;

(g)  Borrower, any Guarantor or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document (other than the Notes) on its part to be performed or observed following notice and an opportunity to cure under the terms of this Agreement or if no notice and an opportunity to cure is specified then within ten (10) days following notice thereof from Administrative Agent; provided that the foregoing clause shall not be deemed to add a notice and cure period to breaches set forth in this Section 6.01 (other than this subsection (g)) which do not have a specified notice and cure period;

(h)  Borrower, any Guarantor or any Subsidiary shall fail to pay any Debt or Debts of Borrower, any Guarantor or any Subsidiary in the singular or aggregate principal amount of $50,000.00 or more (excluding Debt evidenced by the Notes), or any installment, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to such Debt or Debts; or any other default under any agreements or instruments relating to any such Debt or Debts, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreements or instruments, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt or Debts; or any such Debt or Debts shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and is not then so paid within three (3) business days of the date same shall have been declared due and payable; provided, however, that it shall not constitute an Event of Default for a Written-Off Subsidiary not to pay its Debt;

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(i)  Borrower, any Guarantor or any Subsidiary shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower, any Guarantor or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against Borrower, any Guarantor or any Subsidiary shall remain undismissed for a period of 30 days; or Borrower, any Guarantor or any Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (i); provided, however, that it shall not constitute an Event of Default for a Written-Off Subsidiary not to pay its Debt or to have a receiver or similar Person appointed;

(j)  Any judgment or order or combination of judgments or orders for the payment of money, in the amount of $100,000.00 or more, singularly or in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against Borrower, any Guarantor or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that it shall not constitute a Default for a Written-Off Subsidiary to have a judgment entered against it; (nor shall any judgment against a Written-Off Subsidiary count against the $100,000 aggregate maximum judgment amount referred to above);

(k)  Any of the following events occur or exist with respect to Borrower, any Guarantor, any Subsidiary or any ERISA Affiliate of Borrower, any Guarantor or any Subsidiary: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of Administrative Agent subject Borrower, any Guarantor, any Subsidiary or any such ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which is either singularly or in the aggregate $50,000.00 or more;

(l)  Any Guarantor shall fail, beyond any applicable grace or cure period, to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor’s Guaranty shall prove to have been incorrect in any material respect when made;

(m)  This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by Borrower, any Guarantor or any other party to such document or instrument or Borrower, any Guarantor or any other party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

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(n)  An event of default beyond any applicable grace period specified in any Loan Document other than this Agreement shall have occurred and be continuing.

SECTION 6.02 Remedies on Default. Upon the occurrence and continuance of an Event of Default Administrative Agent may, by notice to Borrower, (i) terminate the Commitments, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be due and payable, whereupon the Commitment shall be terminated, the Note, all such interest and all such amounts shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, (iii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, or in aid of the exercise of any power granted in either this Agreement or any other Loan Document, or (iv) proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which Administrative Agent may have by reason of the occurrence of any Event of Default hereunder or under any other Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(i) hereof, the Commitment shall be immediately terminated, the Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors. Any amounts collected pursuant to action taken under this Section 6.02 shall be applied to the payment of any costs incurred by Administrative Agent in taking such action, including, but without limitation, reasonable attorneys fees and expenses, to payment of the accrued interest on the Notes, and to payment of the unpaid principal of the Notes, in such order as is determined by Administrative Agent.

SECTION 6.03 Remedies Cumulative. No remedy conferred upon or reserved to Administrative Agent or any Lender hereunder or in any other Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Administrative Agent or any Lender to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any other Loan Document.

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ARTICLE VII

MISCELLANEOUS

SECTION 7.01 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower or any Guarantor is a party, nor consent to any departure by Borrower or any Guarantor from any provision of any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and each Lender, Borrower and any Guarantor that may be a party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.02 Notices, Etc. All notices and other communications provided for in this Agreement shall be in writing (including telegraphic communication) and mailed, sent by nationally recognized overnight mail delivery service, or delivered, if to Borrower or any Guarantor, at the address of Borrower set forth at the beginning of this Agreement to the attention of David Kalish (with a courtesy copy to Mark Lundy, Esq.) and if to Administrative Agent and each Lender, at the address of Administrative Agent and each Lender as set forth on Schedule 1 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.02. All such notices and communications shall be effective as to Borrower or any Guarantor (i) three (3) business days after being mailed by registered or certified mail, postage prepaid, (ii) upon delivery if by personal messenger or hand delivery service or (iii) the next business day after depositing with an agent or reputable overnight carrier service. All such notices and communications shall be effective as to Administrative Agent and/or each Lender when actually received by Administrative Agent or such Lender.

SECTION 7.03 No Waiver, Remedies. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 7.04 Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent and the Lenders in connection with the preparation, execution, delivery and administration of this Agreement, the Note and any other Loan Documents, including without limitation, the reasonable fees and expenses of counsel for Administrative Agent and the Lenders with respect thereto and with respect to advising Administrative Agent and the Lenders as to their respective rights and responsibilities under this Agreement and the other Loan Documents, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Note and any other Loan Documents. Other than for the default of Administrative Agent or any Lender hereunder, as to Administrative Agent or such Lender in default, Borrower and the Guarantors shall at all times protect, indemnify, defend and save harmless Administrative Agent and the Lenders from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which Administrative Agent and the Lenders may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby. Borrower and the Guarantors acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify Administrative Agent and the Lenders against any and all risks involved in the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by Borrower and the Guarantors, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that Borrower and the Guarantors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s or any Lender’s gross negligence or willful misconduct. The provisions of this Section 7.04 shall survive the payment of the Note and the termination of this Agreement.

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SECTION 7.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lenders or any affiliate, parent or subsidiary of the Lenders to or for the credit or the account of Borrower or any Guarantor against any and all of the obligations of Borrower and the Guarantors now or hereafter existing under this Agreement, the Note and the other Loan Documents, irrespective of whether or not Administrative Agent or any Lender shall have made any demand under this Agreement, the Note or such other Loan Documents and although such obligations may be unmatured. The rights of Administrative Agent and the Lenders under this Section 7.05 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent and the Lenders may have. For avoidance of doubt, Borrower has granted VNB and its parent, Valley National Bank, a right of set-off and security interest in any accounts of Borrower held at Valley National Bank, all which rights are subject to the terms of this Agreement and any other Loan Documents.

SECTION 7.06 Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower, the Guarantors, Administrative Agent and each Lender and thereafter it shall be binding upon and inure to the benefit of Borrower, the Guarantors and each Lender and their respective successors and assigns, except that Borrower and the Guarantors shall not have any right to assign its or their rights hereunder or any interest herein without the prior written consent of Administrative Agent and each Lender.

SECTION 7.07 Further Assurances. Borrower and each Guarantor agrees at any time and from time to time at its expense, upon request of Administrative Agent or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action Administrative Agent may reasonably deem appropriate in obtaining the full benefits of, this Agreement or any other Loan Document.

SECTION 7.08 Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each other Loan Document is intended to be severable; if any term or provision of this Agreement, any other Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules annexed to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents and the exhibits and schedules annexed hereto and thereto embody the entire agreement and understanding among Borrower, the Guarantors, Administrative Agent and the Lender with respect to the transactions contemplated hereby and supersede all prior agreements and understandings relating to the subject matter hereof.

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SECTION 7.09 Governing Law. This Agreement, the Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.10 Waiver of Jury Trial.

(a)  Borrower, each Guarantor, Administrative Agent and the Lenders waive all rights to trial by jury in any action or proceeding involving, directly or indirectly any matter (whether sounding in tort, contract or otherwise) in any way, arising out of, relating to, or connected with this Agreement, any other Loan Document or the transactions contemplated hereby.

(b)  In an action commenced in the Commercial Division, New York State Supreme Court, the parties hereby agree, subject to the requirements for a case to be heard in the Commercial Division, to apply the Court’s accelerated adjudication procedures set forth in Rule 9 of the Rules of Practice for the Commercial Division, in connection with any dispute, claim or controversy arising out of or relating to this Assignment, or the breach, termination, enforcement or validity thereof.

SECTION 7.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.12 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

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(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE VIII

SECONDARY MARKET TRANSACTIONS

SECTION 8.01 Assignment; Participation.

(a)  Any non-Defaulting Lender may, subject to Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, at any time grant to one or more parties (each, a “Participant”) participating interests in its Pro Rata Share of the Loan (the “Participations”) and Lenders may syndicate the Loan (“Syndication”). In the event of any such grant by a Lender of a Participation to a Participant, such Lender shall remain responsible for the performance of such Lender’s obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower, as the case may be, hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document. Each Lender that sells a Participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such interest in the Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(b)  A Lender may at any time assign (x) to any Eligible Assignee with the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, or (y) to any other Person, with the prior written consent of Administrative Agent and, as long as no Event of Default is continuing, the consent of Borrower, which Borrower consent shall not be unreasonably withheld, conditioned or delayed, (each such assignee, an “Assignee”), all or a proportionate part of such Lender’s Pro Rata Share and rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form annexed hereto as Exhibit C that is executed by such Assignee and the assigning Lender. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent’s own account, in the amount of $5,000, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from such Lender’s obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Without limiting the provisions of Section 8.01(h) hereof, if the Assignee is not incorporated under the laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes. Notwithstanding anything contained herein to the contrary, no Lender shall have the right to assign less than $5,000,000 of such Lender’s interest under this Agreement and the other Loan Documents; provided, however, if such Lender’s entire interest under this Agreement and the other Loan Documents is less than $5,000,000, such Lender may assign the entire portion of such lesser amount.

(c)  Borrower, Guarantors, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments in accordance with the foregoing provisions of this Section 8.01 and which do not materially and adversely affect Borrower.

(d)  Any Lender may at any time assign all or any portion of such Lender’s rights under this Agreement and the Notes to a Federal Reserve Bank, central bank or any Federal Home Loan Bank (including the Federal Home Loan Bank of New York). No such assignment shall release the transferor Lender from its obligations hereunder.

(e)  Borrower recognizes that in connection with a Lender’s Participations or its Syndication of its Pro Rata Share of the Loan, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. Borrower hereby consents to the release of any and all Borrower information to such parties and Borrower hereby holds Administrative Agent and Lenders harmless from any and all liability due to the release of Borrower’s financial information by Administrative Agent or any Lender to any such party.

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(f)  Borrower agrees to cooperate with Lenders in connection with any sale or transfer of the Loan, Syndication or any Participation created pursuant to this Article VIII. At the written request of Administrative Agent and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall take such actions for the benefit of, and use such efforts to provide information not in the possession of, Administrative Agent in order to satisfy the market standards (which may include such holder’s delivery of information with respect to Borrower, Guarantors and the Properties to any Participant or Assignee or prospective Participant or Assignee) to which the holder of the Notes customarily adheres or which may be reasonably required in the marketplace in connection with such sales or transfers, including, without limitation, to:

(i)  provide (x) updated financial, budget and other information with respect to the Properties, Borrower and Guarantors and (y) modifications and/or updates to the appraisals, market studies, environmental reviews and reports obtained in connection with the making of the Loan (all of the foregoing being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lenders; provided, however, that none of the foregoing shall be required more than one time per calendar year;

(ii)  make non-material changes to the organizational documents of Borrower, Guarantors or their principals;

(iii)  subject to the rights of tenants, permit site inspections, appraisals of the Properties, as may be reasonably requested by the holder of the Notes or as may be necessary in connection with the Participations or Syndications;

(iv)  make the representations and warranties with respect to the Properties, Borrower, Guarantors and the Loan Documents as such Persons have made in the Loan Documents (as the same may be updated to reflect changes in facts and circumstances);

(v)  execute such amendments to the Loan Documents as may be reasonably requested by Administrative Agent, including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower and Guarantors shall not be required to modify or amend any Loan Document if such modification or amendment would change the interest rate or the stated maturity set forth in the Notes or otherwise materially affect any rights or obligations of Borrower or any Guarantor thereunder, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates, but which shall have the same weighted average coupon of the original Notes, and no such separation of the Notes into multiple notes or components shall result in any actual or potential increase in the effective interest rate on the Loan by reason of the actual or potential disproportionate repayment of various components of the Loan (i.e. there shall be no “rate creep”); and

(vi)  have reasonably appropriate personnel participate in a meeting and/or presentation for the potential Participants or Lenders.

(g)  At the option of Lenders, the Loan may be serviced by a servicer/trustee selected by Lenders (“Servicer”) and Lenders may delegate all or any portion of Lenders’ responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lenders and such servicer/trustee. Lenders shall provide Borrower with notice of the same.

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(h)  Each Person that is not incorporated under the laws of the United States or a state thereof who becomes an Assignee, a Participant or a successor Administrative Agent pursuant to Section 9.09 hereof hereby agrees to deliver to Borrower and Administrative Agent, upon Borrower’s or Administrative Agent’s written request, as the case may be, two (2) accurate and complete original duly executed copies of all form(s) and all associated documentation necessary to establish in accordance with U.S. Treasury regulations such Person’s entitlement to a complete exemption from United States federal backup and foreign withholding taxes with respect to all payments to be made to or for the account of such Person under this Agreement and the other Loan Documents, and to update such form(s) and documentation as reasonably necessary, to maintain such complete exemption from United States federal backup and foreign withholding taxes. If Borrower is resident for tax purposes in the United States and any Lender is a foreign person (i.e., a person other than a United States person for United States federal income tax purposes), such Lender shall deliver to Borrower on or prior to date hereof (or, in the case of a successor or assign of a Lender, the date on which such successor or assign becomes a successor or assign), two (2) accurate and complete original duly executed copies of all form(s) and all associated documentation necessary to establish in accordance with U.S. Treasury regulations such Lender’s entitlement to a complete exemption from United States federal backup and foreign withholding taxes with respect to all payments to be made to or for the account of such Person under this Agreement and the other Loan Documents. In addition, such Lender shall update such form(s) and documentation as reasonably necessary, to maintain such complete exemption from United States federal backup and foreign withholding taxes. Notwithstanding the foregoing, in no event will a Lender’s failure to deliver any such copies or documents hereunder, affect, postpone or relieve Borrower from any obligation to pay interest, principal and other amounts due under the Loan Documents (other than amounts due hereunder as a result of a Lender’s failure to deliver such copies or documents).

(i)  Notwithstanding anything to the contrary in this Agreement, all third party costs and expenses incurred by Administrative Agent, any Lender, Borrower or Guarantors in connection with requests and requirements made under this Article VIII (including, without limitation, reasonable fees and disbursements of Borrower’s and Guarantors’ counsel) shall be paid by the Lender(s) making such request.

SECTION 8.02 SyndTrak. Borrower hereby acknowledges that Administrative Agent will make available to Lenders all information provided by or on behalf of Borrower or Guarantor hereunder or under the other Loan Documents (collectively, “Borrower Materials”) by posting Borrower Materials on SyndTrak® or another similar electronic system (the “Platform”). Administrative Agent shall pay all reasonable fees, costs and expenses incurred in connection with any Platform. Administrative Agent acknowledges and agrees, solely with respect to each Lender, that it will post (i) all reports that are required to be delivered by Borrower and are actually received by Administrative Agent, (ii) any amendments, modifications or replacements of the Loan Documents made after the Closing Date and (iii) any notices which require the consent of any Lender, on SyndTrak® or the applicable electronic system that Administrative Agent is then using to post Borrower Materials to the Lenders.

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ARTICLE IX

ADMINISTRATIVE AGENT

SECTION 9.01 Appointment, Powers and Immunities.

(a)  Each Lender hereby designates, appoints and authorizes Administrative Agent to act as agent hereunder and under the other Loan Documents to which Administrative Agent is a party in its capacity as Administrative Agent with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and such Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any of Lenders; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; (d) shall not be responsible to Lenders for or have any duty to ascertain or inquire into (i) any recitals, statements, representations or warranties contained in this Agreement, any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lenders under, this Agreement or any other Loan Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein, (iii) any failure by Borrower to perform any of such party’s obligations hereunder or thereunder, or (iv) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent; and (e) shall not be responsible to Lenders for any action taken or omitted to be taken by Administrative Agent hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for Administrative Agent’s own gross negligence or willful misconduct or the failure of Administrative Agent to follow the directions of the Required Lenders or all of the Lenders, as the case may be, as provided for herein. Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower or a Lender.

(b)  To the extent that any action is to be taken, any information is to be delivered to or by any Lender, any determination is to be made, or any consent is to be given or withheld by any Lender, any such action, delivery, determination or consent shall be taken, made or given or withheld, as the case may be, by Administrative Agent or any successor agent thereto at the direction of the Required Lenders or all of the Lenders, as the case may be, as provided for herein.

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(c)  Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by Administrative Agent unless Administrative Agent acted with gross negligence or willful misconduct in employing such agents or attorney-in-fact. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section 9.01 shall apply to any such sub-agent and to the Affiliates of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(d)  Administrative Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until Administrative Agent shall have been notified of the assignment thereof.

(e)  Except for those matters expressly requiring the unanimous consent of the Lenders in this Agreement (including, without limitation, those matters set forth in Section 9.02 hereof), (i) Administrative Agent shall have the sole right and authority, without the consent of any other Lender, to approve all administrative and non-material amendments to and grant all administrative and non-material waivers under the Loan Documents and (ii) with respect to any material amendments or waivers, including, but not limited to, the approval or waiver of any conditions precedent to funding any Revolving Credit Loan, the consent of the Required Lenders will be required.

SECTION 9.02 Reliance by Administrative Agent. As between Administrative Agent and the Lenders, Administrative Agent shall be entitled to rely upon, and shall incur no liability under or in respect of any of the Loan Documents by acting upon, any certification, consent, warranty, notice or other paper, instrument or communication (including any thereof by telephone, telecopy, e-mail, telex, telegram or cable) believed by Administrative Agent in good faith to be genuine and authentic and to have been signed or sent by or on behalf of the proper persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by Administrative Agent in good faith. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, and such instructions of Administrative Agent and any action taken or not taken pursuant thereto shall be binding on all Lenders. Notwithstanding anything contained herein to the contrary, the consent of all of the Lenders (other than a Defaulting Lender) shall be required before Administrative Agent may take or not take any action with respect to the following:

(a)  increase the Commitment of any of the Lenders (excluding an increase as a result of an assignment of a Commitment permitted under Section 8.01 hereof);

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(b)  change the Pro Rata Share of any Lender (excluding any change as a result of an assignment of a portion of such Lender’s Pro Rata Share as permitted under Section 8.01 hereof);

(c)  any increase or decrease in the total principal amount of the Loan;

(d)  a postponement of the scheduled payment of any principal, interest or fees;

(e)  reductions in any interest rate (other than default rate interest) applicable to the Loan or any fees (other than late fees) required under this Agreement or any other Loan Document;

(f)  the extension of the Maturity Date of the Notes or the due date of any payment due under the Notes (other than default interest or late fees);

(g)  the release of any Collateral (other than non-material Collateral or a release of certain Collateral as otherwise provided for in the Loan Documents);

(h)  the release of Borrower or Guarantor from Borrower’s or Guarantors’ obligations under this Agreement or any other Loan Document (unless previously agreed upon in the Loan Documents); and

(i)  any amendment or modification of any of the provisions of Article VIII hereof or this Article IX, or the definition of Required Lenders.

In the event Administrative Agent sends a notice to any Lender recommending any action (or inaction) to be taken under this Agreement or any other Loan Document and such Lender does not respond to Administrative Agent within ten (10) Business Days of the date of Administrative Agent’s notice to such Lender, such Lender shall be deemed to have consented to the action (or inaction) being recommended by Administrative Agent.

SECTION 9.03 Purchase of Disapproving Lender’s Interest.

(a)  In the event Administrative Agent makes a recommendation to Lenders to take any action requiring unanimous consent pursuant to Section 9.02 hereof (which recommendation may be made at any time and for any number of times), and one or more Lenders approve such recommendation (the “Approving Lenders”) and one or more Lenders disapprove such recommendation (the “Disapproving Lenders”), one or more of the Approving Lenders shall have the right (but not the obligation), in such Approving Lender’s sole and absolute discretion, to purchase the interest of the Disapproving Lender in full within thirty (30) days of such disapproval, upon the payment to Administrative Agent of all principal, accrued interest, default interest (but not the payment of any applicable prepayment premium) due to such Disapproving Lender hereunder, all other amounts advanced by such Disapproving Lender in accordance with the Loan Documents as of the date of sale (collectively, the “Purchase Price”), whereupon such Disapproving Lender shall accept payment. In such event, and concurrently with the payment of the Purchase Price, such Disapproving Lender shall assign all of such Disapproving Lender’s right, title and interest in and to the Loan and the Loan Documents to the Approving Lender purchasing such Disapproving Lender’s interest, without recourse, representation, warranty or covenant, express or implied, of any kind or nature whatsoever, except that such Disapproving Lender has not assigned or encumbered such Lender’s rights in the Loan and the Loan Documents.

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(b)  Any sale pursuant to Section 9.03(a) hereof shall be made pursuant to documents reasonably satisfactory to Administrative Agent and the purchasing Approving Lender which shall provide, among other things, that the purchasing Approving Lender shall assume all of the obligations of such Disapproving Lender thereafter accruing under the Loan Documents and indemnify such Disapproving Lender from any claims or causes of actions that may arise after the closing date of such sale in connection with the Loan Documents (other than any claims or causes of action that may arise or be brought by Borrower or any third party as the result of the gross negligence or willful misconduct of such Disapproving Lender). The purchasing Approving Lender’s right to purchase such Disapproving Lender’s interest may be exercised by notice to Administrative Agent of the purchasing Approving Lender’s intention to do so and payment by wire transfer of the Purchase Price.

(c)  If there is more than one Approving Lender that elects to purchase a Disapproving Lender’s interest in the Loan, Administrative Agent shall apportion such Disapproving Lender’s interest among such Approving Lenders in proportion to their Pro Rata Share.

SECTION 9.04 Rights of Administrative Agent as Lender. With respect to its interest in the Loan, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the terms “Lender” and “Lenders” shall include Administrative Agent in its capacity as a Lender. Administrative Agent and Administrative Agent’s affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any of Borrower Affiliates) as if it were not acting as Administrative Agent. Lenders and Lenders’ Affiliates may (without having to account therefor to any other Lender or Administrative Agent) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any affiliates of them) as if it were not acting as Lender hereunder.

SECTION 9.05 Indemnification.

(a)  Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrower and Guarantor hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Share, for any and all reasonable costs, fees, expenses, advances, interest, payments and claims of any kind and nature whatsoever that may be imposed on or incurred by Administrative Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or the transactions contemplated hereby (including, without limitation, the actual out-of-pocket costs and expenses that Administrative Agent is obligated to pay hereunder) or the servicing, administration and/or enforcement of the Loan, this Agreement and/or the Loan Documents (collectively, “Costs”) provided that no Lender shall be liable for any of the foregoing Costs to the extent such Costs arise from the gross negligence or willful misconduct of Administrative Agent (as determined by a court of competent jurisdiction from which all appeal has been exhausted) or the failure of Administrative Agent to follow the directions of the Required Lenders or all of the Lenders, as the case may be. The foregoing indemnity shall survive the payment of the obligations owing hereunder and the termination or non-renewal of this Agreement.

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(b)  Any request by Administrative Agent for reimbursement of Costs shall be in the form of a certificate from Administrative Agent to each Lender as to the nature and amount for which Administrative Agent claims reimbursement from Lenders pursuant to this Section 9.05. Any such request shall include reasonable evidence that such Costs meet the criteria set forth in Section 9.05(a) hereof and have been incurred by Administrative Agent.

(c)  Any Costs which are required to be reimbursed by Lenders to Administrative Agent in accordance with this Section 9.05 and which are not reimbursed to Administrative Agent within two (2) Business Days after demand therefor in accordance with Section 9.05(b) hereof shall accrue interest at the Federal Funds Rate from and after the third (3rd) Business Day after the date that such reimbursement request was made through and including the date of reimbursement by such Lender.

(d)  Any Costs which are subsequently recovered from Borrower, Guarantor or any other Person shall be returned to each Lender in proportion to the Pro Rata Share of said Costs previously remitted by each Lender to Administrative Agent.

SECTION 9.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that such Lender has, independently and without reliance on Administrative Agent or any of the other Lenders, and based on such documents and information as such Lender has deemed appropriate, made such Lender’s own credit analysis of Borrower and has made such Lender’s own decision to enter into this Agreement and the other Loan Documents and that such Lender shall, independently and without reliance upon Administrative Agent or any of the other Lenders, and based on such documents and information as such Lender shall deem appropriate at the time, continue to make such Lender’s own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Other than determining whether payments due to Administrative Agent under the Loan Documents have in fact been made, Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower and Guarantor of any term or provision of this Agreement or any of the other Loan Documents or any other document referred to as provided for herein or therein or to inspect the properties or books of Borrower. Administrative Agent shall provide each Lender with any information received by Administrative Agent from Borrower which is required to be provided to Lenders hereunder and with a copy of any notice of default received by Administrative Agent from Borrower or any Lender. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder or under any other Loan Document, Administrative Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower that may come into the possession of Administrative Agent.

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SECTION 9.07 Failure to Act. Except for action expressly required of Administrative Agent hereunder or under any of the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless Administrative Agent shall receive further assurances to Administrative Agent’s complete satisfaction from Lenders of their indemnification obligations under Section 9.05 hereof against any and all liability and expense that may be incurred by Administrative Agent by reason of Administrative Agent taking or continuing to take or failing to take any such action.

SECTION 9.08 Action by Administrative Agent. Each of the entities comprising Lenders hereby appoints Administrative Agent for each of the other Lenders as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral, in accordance with Article 9 of the Uniform Commercial Code in effect in the State(s) where the Collateral is located or the State where the applicable Borrower is organized, can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party). Each Lender hereby appoints Administrative Agent as such Lender’s attorney-in-fact for the purpose of executing the Loan Documents (other than this Agreement) on such Lender’s behalf.

SECTION 9.09 Successor Administrative Agent. Administrative Agent may resign, upon thirty (30) days’ written notice to Lenders, as Administrative Agent hereunder. If Administrative Agent resigns under this Agreement, Lenders shall appoint from among the other Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders, a successor agent from among such other Lenders. Upon the acceptance by the Lender so selected of such Lender’s appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” as used herein and in the other Loan Documents shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to such retiring Administrative Agent’s benefit as to any actions taken or omitted by such retiring Administrative Agent while such retiring Administrative Agent was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Lenders (other than the Lender which has resigned as Administrative Agent) appoint a successor agent as provided for above. The resigning Administrative Agent shall have continuing liability for any act of gross negligence or willful misconduct committed by Administrative Agent during the period such Administrative Agent was the Administrative Agent under this Agreement. Borrower shall be given prompt written notice upon the resignation of the Administrative Agent and the appointment of a successor thereto.

SECTION 9.10 Sharing. If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of the Properties or other collateral or any payments with respect to the obligations of Borrower to such Lender arising under, or relating to, this Agreement or any of the Loan Documents except for any such proceeds or payments received by such Lender from Administrative Agent or otherwise pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent hereunder in excess of such Lender’s ratable portion of the relevant distributions by Administrative Agent hereunder, such Lender shall promptly turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the obligations hereunder in accordance with the applicable provisions of this Agreement.

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SECTION 9.11 Pro Rata Treatment and Payments.

(a)  With respect to any Revolving Credit Loan required to be made hereunder or any other advance deemed necessary by Administrative Agent under this Agreement or any other Loan Document (each, a “Lender Advance”), Administrative Agent shall give each Lender not less than one (1) Business Days’ written notice specifying the amount of the Lender Advance, the date of the Lender Advance (the “Proposed Funding Date”) and the amount required for each Lender Advance based on each Lender’s Pro Rata Share. Each Lender shall wire transfer to Administrative Agent immediately available federal funds equal to such Lender’s Pro Rata Share of each Lender Advance by 11:00 a.m. (New York City time) on the Proposed Advance Funding Date as set forth in the notice. Nothing in this Section 9.11 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Proposed Funding Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Pro Rata Share of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

(b)  Unless Administrative Agent shall have received notice from a Lender prior to the Proposed Funding Date that such Lender will not make available to Administrative Agent such Lender’s Pro Rata Share of such Lender Advance, Administrative Agent may assume that such Lender has made such Pro Rata Share available on such Proposed Funding Date in accordance with this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its Pro Rata Share of the applicable Lender Advance available to Administrative Agent, then the applicable Lender shall pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such Lender Advance is funded to but excluding the date of payment to Administrative Agent, at a rate (the “Lender Interest Rate”) equal to the greater of (x) the sum of (1) the Federal Funds Rate in effect from time to time and (2) one percent (1%) per annum and (y) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays its Pro Rata Share of the applicable Lender Advance to Administrative Agent, then the amount so paid shall constitute such Lender’s Pro Rata Share of the applicable Lender Advance.

(c)  If a Lender fails to fund its portion of any Lender Advance, in whole or part, within one (1) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Lender Advance under Section 9.11(b) hereof, Administrative Agent shall so notify the Lenders and Borrower, and within three (3) Business Days after delivery of such notice, the non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the non-Defaulting Lenders making the Special Advance, forthwith on written demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the Lender Interest Rate or (ii) in the case of Borrower, the Interest Rate.

(d)  Notices to each Lender shall be delivered in accordance with the terms and provisions of Section 7.02 hereof.

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SECTION 9.12 Lenders’ Pro Rata Shares.

(a)  Each Lender shall be entitled to receive, and Administrative Agent shall transfer to each Lender, each Lender’s Pro Rata Share of all payments received and collected by Administrative Agent pursuant to the Loan Documents on account of principal and interest (collectively, “Debt Service Payments”) and other sums, whether received from Borrower or any third party, excluding, however, any sums payable to Administrative Agent on account of expenses incurred by Administrative Agent for which Borrower is obligated to reimburse Administrative Agent pursuant to the Loan Documents to the extent that any Lender has not made a payment on account thereof pursuant to Section 9.5 hereof.

(b)  The respective undivided interests of Lenders under the Loan and the under the Loan Documents shall be equal in lien and no Lender shall have priority over any other Lender. Each Lender shall be solely and severally responsible for the funding, in accordance with the provisions of this Agreement, of its Pro Rata Share of the Loan and the Lender Advances, and no Lender shall have any liability or responsibility for the funding, in whole or in part, of another Lender’s Pro Rata Share.

SECTION 9.13 Disbursement of Proceeds by Administrative Agent.

(a)  Administrative Agent shall hold each Lender’s Pro Rata Share of any proceeds payable under the Loan, however received, as agent of and in trust for each of such Lenders subject to each of such Lenders’ rights with respect thereto as herein set forth.

(b)  All sums received and collected by Administrative Agent pursuant to the Loan Documents on account of Debt Service Payments and other sums which are collected by 11:00 a.m. (New York City time) shall be paid to each Lender on the date of collection; all such sums collected by Administrative Agent after 11:00 a.m. (New York City time) shall be paid to each Lender on or before the next succeeding Business Day. Administrative Agent shall allocate and disburse to each Lender all payments received in proportion to each Lender’s Pro Rata Share. All payments made by Administrative Agent to Lenders shall be made by deposit of immediately available funds pursuant to the wiring instructions set forth on the signature page hereof or as otherwise set forth in a written notice delivered from any Lender to Administrative Agent.

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(c)  Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and pursuant to the foregoing paragraphs, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment or for any reason such payment is required to be returned to Borrower or paid to any other Person pursuant to any bankruptcy or insolvency law, any sharing clause in the Loan Documents or otherwise, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, without interest thereon, unless Administrative Agent is required to return such amount with interest thereon, in which case, with interest thereon at the Lender Interest Rate for each day from and including the date such amount is distributed to such Lender to but excluding the date of payment to Administrative Agent, unless such payment was made as a result of the gross negligence or willful misconduct of Administrative Agent, in which case Lenders shall not pay any interest on such payment.

(d)  The transfer of funds to any Lender by Administrative Agent is made on a nonrecourse basis. Administrative Agent shall have no duty or obligation whatsoever to make any payments to any Lender except from corresponding payments received by Administrative Agent from Borrower or any other Person pursuant to the Loan Documents.

SECTION 9.14 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects Administrative Agent’s duties, rights, and/or functions hereunder or thereunder unless Administrative Agent shall have given Administrative Agent’s prior written consent thereto.

SECTION 9.15 Events of Default.

(a)  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless and until Administrative Agent has received written notice from a Lender or Borrower specifying such Event of Default.

(b)  In the event of the occurrence of an Event of Default and if Administrative Agent, in Administrative Agent’s sole and absolute discretion, determines that any action is to be taken by Administrative Agent on behalf of Lenders in connection therewith, Administrative Agent shall send a notice (the “Action Notice”) to each Lender recommending a course of action (which may include a recommendation to refrain from taking any action) and Lenders shall promptly consult in good faith to either confirm Administrative Agent’s suggested course of action (or inaction) or to arrive at a course of action which shall be mutually acceptable to all Lenders in their reasonable discretion. Such course of action shall address, amongst other issues, (i) the exercise of remedies and the manner in which a foreclosure or additional remedies shall be conducted, (ii) the interests of all of the Lenders at a foreclosure sale or auction and whether Lenders or their nominees shall succeed to title to the Properties or any other Collateral and (iii) issues pertaining to the operation, management, maintenance, leasing and/or the sale of the Properties or any other Collateral. Administrative Agent shall promptly and diligently implement any such agreed upon course of action (or inaction) on behalf of Lenders. Notwithstanding anything to the contrary contained herein, if Lenders are unable to agree on a course of action (or inaction) within ten (10) Business Days of the date of the Action Notice, Administrative Agent shall have the right (but not the obligation), upon notice to Lenders, to take such course of action (or refrain from taking such action) as Administrative Agent deems appropriate and Administrative Agent may continue to proceed on such course of action, or refrain from taking such action, until Administrative Agent receives notice to the contrary from the Required Lenders (“Agent Discretion Standard”). Provided and on condition that Administrative Agent has acted in accordance with this Section 9.15(b) and the Agent Discretion Standard, Lenders hereby acknowledge and agree that Administrative Agent shall have no obligation to take any action unless failure to do so would be grossly negligent or rise to the level of willful misconduct.

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(c)  Provided that Lenders have agreed to a foreclosure or auction in accordance with Subsection 9.15(b) hereof (or Administrative Agent has exercised the Agent Discretion Standard), upon a foreclosure sale or auction and subject to the terms and provisions of this Agreement, Administrative Agent shall have the right to bid at the foreclosure sale or auction on behalf of Lenders. Any bid entered by Administrative Agent in an amount not in excess of the total indebtedness due under the Notes plus expenses and all other amounts which are recoverable from the proceeds of the sale (collectively, the “Judgment Amount”) shall be deemed to have been entered on behalf and for the benefit of Lenders, and, if such bid is the successful bid, Administrative Agent shall cause a referee’s deed (as to the Properties) or the applicable title instrument (as to all other collateral) to be issued to Administrative Agent (or Administrative Agent’s nominee) in trust for Lenders, and Administrative Agent (or Administrative Agent’s nominee) shall hold title subject to the terms and provisions of Subsection 9.15(d) and Subsection 9.15(e) hereof on behalf of, and as trustee for, Lenders.

(d)  Administrative Agent and Lender hereby acknowledge and agree that if title to (i) the Properties or (ii) any other Collateral is obtained by Administrative Agent (or Administrative Agent’s nominee) for the benefit of Administrative Agent and Lenders, such asset(s) shall not be held as a permanent investment, but shall be marketed and sold as soon as possible, taking into account then current economic and market conditions. Subject to Subsection 9.15(b) hereof, each Lender shall, upon demand therefor from time to time, contribute such Lender’s Pro Rata Share of all costs, fees and expenses (including, without limitation, attorney’s fees and disbursements) suffered or incurred by Administrative Agent (or Administrative Agent’s nominee) in connection with the operation, management, maintenance, leasing and/or sale of all or any part of the Properties or any other Collateral. Funds received from the operation or sale of the Properties or any other Collateral (net of operating expenses or transaction costs in connection with such operation or sale) shall constitute Debt Service Payments and shall be applied first, to reimburse Administrative Agent for any Costs, and thereafter, in accordance with Section 9.13 hereof. Lenders shall consult with Administrative Agent and attempt to determine a mutually acceptable course of action relating to, but not limited to, the management, operation and leasing of the Properties and any other Collateral as well as the sale of the Properties and any other Collateral; provided, however, if Lenders cannot agree on a mutually acceptable course of action, Administrative Agent shall have the right (but not the obligation) to apply the Agent Discretion Standard upon notice to Lenders.

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(e)  Notwithstanding anything to the contrary contained herein, each Lender shall have the right to enter a bid in an amount in excess of the Judgment Amount and, if such bid is the successful bid, such Lender shall acquire the Properties or other Collateral, as the case may be, for such Lender’s own account and, provided and on the condition that the non-bidding party is, by not later than the date of delivery to the bidding party (or such bidding party’s nominee) of the referee’s deed or other title instrument, paid in full all amounts owed to the non-bidding party under the Loan and this Agreement, the non-bidding party shall have no further interest in the Properties or other Collateral, as the case may be, and the terms and provisions of Section 9.15(b) hereof shall be null and void and of no further force or effect.

SECTION 9.16 Defaulting Lender.

(a)  In addition to the rights and remedies that may be available to Administrative Agent or Borrower under this Agreement or applicable law, if at any time any Lender is a Defaulting Lender, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including, without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended while such Lender remains a Defaulting Lender. If any Lender is a Defaulting Lender because such Lender has failed to make timely payment to Administrative Agent of any amount required to be paid to Administrative Agent hereunder, in addition to other rights and remedies which Administrative Agent or Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Lender Interest Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and either applied against the purchase price of such Defaulting Lender’s interest in the Loan under Subsection 9.16(b) hereof or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

(b)  Any Lender that is not a Defaulting Lender shall have the right, but not the obligation, in such Lender’s sole and absolute discretion, to acquire all of a Defaulting Lender’s interest in the Loan (the “Defaulting Lender’s Interest”) during the continuance of the applicable default. Upon any such purchase, the Defaulting Lender’s Interest and the Defaulting Lender’s rights hereunder (but not the Defaulting Lender’s liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an Assignment and Assumption Agreement. The purchase price for the Defaulting Lender’s Interest shall be equal to the amount of the principal balance of the Loan outstanding and owed by Borrower to the Defaulting Lender. The purchaser shall pay to the Defaulting Lender in immediately available funds on the date of such purchase the principal of and accrued and unpaid interest and fees with respect to the Defaulting Lender’s Interest (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Lender and the Defaulting Lender by the Administrative Agent at a subsequent date upon receipt of payment of such amounts from Borrower). Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to the last sentence of Subsection 9.16(a) hereof. The Defaulting Lender shall be entitled to receive amounts owed to such Defaulting Lender by Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Administrative Agent from or on behalf of Borrower. There shall be no recourse against any Lender or Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loan.

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(c)  Nothing contained in this Section 9.16 or elsewhere in this Agreement shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Borrower, Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Borrower, Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Borrower, Administrative Agent and/or any Lender as a result of and/or in connection with (i) any enforcement action brought by Borrower and/or Administrative Agent against a Defaulting Lender and (ii) any action brought against Borrower, Administrative Agent and/or Lenders by a Defaulting Lender. The indemnification provided above shall survive any termination of this Agreement.

SECTION 9.17 Servicing Fee. Administrative Agent shall be entitled, on a monthly basis, to a servicing fee, payable by all of the Lenders but not by Borrower, in an amount to be determined by Administrative Agent based on a percentage of the outstanding principal balance of the Loan (the “Servicing Fee”). Lenders hereby irrevocably authorize Administrative Agent to deduct the Servicing Fee monthly from the Debt Service Payments to be made to Administrative Agent.

SECTION 9.18 Priorities of Payment. Administrative Agent and Lenders acknowledge and agree, solely among themselves (and Borrower acknowledges and agrees that Borrower is not a third party beneficiary of this Section 9.18) that any payments received by Administrative Agent pursuant to the Loan Documents (including, without limitation, any insurance or condemnation proceeds) that are to be disbursed by Administrative Agent to Administrative Agent and/or Lenders shall be disbursed as follows:

(a)  First, to the payment of the costs and expenses (including reasonable attorneys' fees and the Servicing Fee) of Administrative Agent and any Lender in enforcing or exercising any rights or remedies in accordance with the Loan Documents; and

(b)  Second, to Lenders for the payment of all other outstanding Obligations of Borrower, in accordance with each Lender’s Pro Rata Share.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:	ONE LIBERTY PROPERTIES, INC.

By:
Mark H. Lundy
Senior Vice President

Guarantors:	OLP GREENWOOD VILLAGE, COLORADO, INC.

By:
Mark H. Lundy
Senior Vice President

OLP BATAVIA, INC.

By:
Mark H. Lundy
Senior Vice President

OLP SOUTH HIGHWAY HOUSTON, INC.

By:
Mark H. Lundy
Senior Vice President

OLP RONKONKOMA LLC

By:
Mark H. Lundy
Senior Vice President

OLP GREENSBORO LLC

By:
Mark H. Lundy
Senior Vice President

OLP MAINE LLC

By:
Mark H. Lundy
Senior Vice President

OLP 6609 GRAND LLC

By:
Mark H. Lundy
Senior Vice President

OLP MONROEVILLE LP

By:
Mark H. Lundy
Senior Vice President

OLP FARMINGTON AVENUE CT LLC

By:
Mark H. Lundy
Senior Vice President

OLP ISLAND PARK LLC

By:
Mark H. Lundy
Senior Vice President

OLP COLUMBUS, INC.

By:
Mark H. Lundy
Senior Vice President

OLP HOUSTON GUITARS LLC

By:
Mark H. Lundy
Senior Vice President

OLP BOLING BROOK LLC

By:
Mark H. Lundy
Senior Vice President

OLP LAWRENCE LLC

By:
Mark H. Lundy
Senior Vice President

OLP HIGHLANDS RANCH LLC

By:
Mark H. Lundy
Senior Vice President

OLP LINCOLN LLC

By:
Mark H. Lundy
Senior Vice President

OLP 4809 LOUISVILLE LLC

By:
Mark H. Lundy
Senior Vice President

OLP SAVANNAH JV MEMBER II LLC

By:
Mark H. Lundy
Senior Vice President

OLP ST. LOUIS PARK MN LLC

By:
Mark H. Lundy
Senior Vice President

OLP PALM BEACH, INC.

By:
Mark H. Lundy
Senior Vice President

OLP KENNESAW LLC

By:	OLP-OD LLC, its sole member

By:	One Liberty Properties, Inc., its sole member

By:
Mark H. Lundy
Senior Vice President

OLP TEXAS, INC.

By:
Mark H. Lundy
Senior Vice President

OLP FT. MYERS, INC.

By:
Mark H. Lundy
Senior Vice President

OLP HOUSTON PET STORE LLC

By:
Mark H. Lundy
Senior Vice President

Lenders:	MANUFACTURERS AND TRADERS TRUST COMPANY

By:
		Name:	Jonathan Tolpin
		Title:	Administrative Vice President

VNB NEW YORK, LLC

By:
		Name:	Andrew Baron
		Title:	First Vice President

BANK LEUMI USA

By:
		Name:	Cynthia C. Wilbur
		Title:	Vice President

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Administrative Agent:	MANUFACTURERS AND TRADERS TRUST COMPANY

By:
		Name:	Jonathan Tolpin
		Title:	Administrative Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
	Name:	Jonathan Tolpin
	Title:	Vice President